                                                                EXECUTION COPY

                                                                 Exhibit 10.20

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                               CM CAPITAL CORPORATION
                                    as Company,

                           CORE-MARK INTERNATIONAL, INC.
                                    as Servicer,

                             THE CHASE MANHATTAN BANK,
                                 as Funding Agent,


                        PARK AVENUE RECEIVABLES CORPORATION,
                                as Initial Purchaser


                             THE CHASE MANHATTAN BANK,
                                   as an APA Bank

                                        and

                             THE CHASE MANHATTAN BANK,
                                     as Trustee

                              ------------------------

                              SERIES 1998-2 SUPPLEMENT

                             Dated as of April 1, 1998

                                         to

                                 POOLING AGREEMENT

                             Dated as of April 1, 1998

                              ------------------------

                         CORE-MARK RECEIVABLES MASTER TRUST

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

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II

DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
OF THE VFC CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.1.  Designation . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.2.  The Series 1998-2 Interests . . . . . . . . . . . . . . 23
     SECTION 2.3.  Purchases of Interests in the VFC Certificates. . . . . 24
     SECTION 2.4.  Delivery. . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 2.5.  Procedure for Initial Issuance and for Increasing the
                     Series 1998-2 Invested Amount . . . . . . . . . . . . 25
     SECTION 2.6.  Sale by the Initial Purchaser of its Series 1998-2
                     Purchaser Invested Amount to the APA Banks. . . . . . 27
     SECTION 2.7.  Procedure for Decreasing the Series 1998-2 Invested
                     Amount; Optional Termination. . . . . . . . . . . . . 29
     SECTION 2.8.  Reductions of the Commitments . . . . . . . . . . . . . 31
     SECTION 2.9.  Interest; Fees. . . . . . . . . . . . . . . . . . . . . 31
     SECTION 2.10. Indemnification by the Company and the Servicer . . . . 32

ARTICLE III

ARTICLE III OF THE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 33
     SECTION 3A.2.  Establishment of Trust Accounts. . . . . . . . . . . . 33
     SECTION 3A.3.  Daily Allocations. . . . . . . . . . . . . . . . . . . 35
     SECTION 3A.4.  Determination of Interest. . . . . . . . . . . . . . . 36
     SECTION 3A.5.  Determination of Series 1998-2 Monthly Principal . . . 38
     SECTION 3A.6.  Applications . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE IV

DISTRIBUTIONS AND REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 4A.1.  Distributions. . . . . . . . . . . . . . . . . . . . . 41
     SECTION 4A.2.  Daily Reports. . . . . . . . . . . . . . . . . . . . . 41
     SECTION 4A.3.  Statements and Notices . . . . . . . . . . . . . . . . 41


ARTICLE V

ADDITIONAL EARLY AMORTIZATION EVENTS . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.1.  Additional Early Amortization Events. . . . . . . . . . 42

ARTICLE VI
SERVICING FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 6.1.  Servicing Compensation. . . . . . . . . . . . . . . . . 45

ARTICLE VII

CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 7.1.  Illegality. . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 7.2.  Increased Costs . . . . . . . . . . . . . . . . . . . . 46
     SECTION 7.3.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 7.4.  Break Funding Payments. . . . . . . . . . . . . . . . . 48
     SECTION 7.5.  Alternate Rate of Interest. . . . . . . . . . . . . . . 49
     SECTION 7.6.  Mitigation Obligations. . . . . . . . . . . . . . . . . 49

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES, COVENANTS. . . . . . . . . . . . . . . . . 50
     SECTION 8.1.  Representations and Warranties of the Company and the
                     Servicer  . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 8.2.  Covenants of the Company and the Servicer . . . . . . . 51
     SECTION 8.3.  Covenants of the Servicer . . . . . . . . . . . . . . . 52
     SECTION 8.4.  Obligations Unaffected. . . . . . . . . . . . . . . . . 52

ARTICLE IX

CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 9.1.  Conditions Precedent to Effectiveness of Supplement . . 52

ARTICLE X

THE FUNDING AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 10.1. Appointment . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 10.2.  Delegation of Duties . . . . . . . . . . . . . . . . . 56
     SECTION 10.3.  Exculpatory Provisions . . . . . . . . . . . . . . . . 56
     SECTION 10.4.  Reliance by Funding Agent. . . . . . . . . . . . . . . 57
     SECTION 10.5.  Notice of Servicer Default or Early Amortization Event
                      or Potential Early Amortization Event. . . . . . . . 57
     SECTION 10.6.  Non-Reliance on the Funding Agent and Other
                      Purchasers . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 10.7.  Indemnification. . . . . . . . . . . . . . . . . . . . 58

     SECTION 10.8.  The Funding Agent in Its Individual Capacity . . . . . 59
     SECTION 10.9.  Successor Funding Agent. . . . . . . . . . . . . . . . 59

ARTICLE XI

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 11.1.  Ratification of Agreement. . . . . . . . . . . . . . . 59
     SECTION 11.2.  Governing Law. . . . . . . . . . . . . . . . . . . . . 59
     SECTION 11.3.  Further Assurances . . . . . . . . . . . . . . . . . . 60
     SECTION 11.4.  Payments . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 11.5.  Costs and Expenses . . . . . . . . . . . . . . . . . . 60
     SECTION 11.6.  No Waiver; Cumulative Remedies . . . . . . . . . . . . 60
     SECTION 11.7.  Amendments . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 11.8.  Severability . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 11.9.  Notices. . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 11.10.  Successors and Assigns. . . . . . . . . . . . . . . . 62
     SECTION 11.11.  Participations; Assignments . . . . . . . . . . . . . 63
     SECTION 11.12.  Adjustments; Set-off. . . . . . . . . . . . . . . . . 65
     SECTION 11.13.  Counterparts. . . . . . . . . . . . . . . . . . . . . 65
     SECTION 11.14.  No Bankruptcy Petition. . . . . . . . . . . . . . . . 65
     SECTION 11.15.  Limitation on Addition and Termination of Sellers . . 67

ARTICLE XII

FINAL DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 12.1.  Certain Distributions. . . . . . . . . . . . . . . . . 68

EXHIBITS

     Exhibit A Form of VFC Certificate, Series 1998-2
     Exhibit B [Reserved]
     Exhibit C Form of Commitment Transfer Supplement
     Exhibit D Form of Daily Report
     Exhibit E Form of Monthly Settlement Statement
     Exhibit F Form of Notice of Increase
     Exhibit G Form of Participation Certification
     Exhibit H Form of UCC Certificate


SCHEDULES

     Schedule 1     Commitments
     Schedule 2     Trust Accounts

          SERIES 1998-2 SUPPLEMENT, dated as of April 1, 1998 (as amended, supplemented or otherwise modified from time to time, this "SUPPLEMENT"), among CM Capital Corporation, a Delaware corporation (the "COMPANY"), Core-Mark International, Inc., a Delaware corporation ("CORE-MARK"), as servicer (except where otherwise noted) (in such capacity, the "SERVICER"), Park Avenue Receivables Corporation, a Delaware corporation (including its successors and assigns and excluding, however, the APA Banks as assignees pursuant to Section 2.6, the "INITIAL PURCHASERS"), the several banks or financial institutions parties to this Supplement as of the Issuance Date and the other banks or financial institutions from time to time parties hereto pursuant to Section 11.11(b) (collectively, the "APA BANKS"; each, individually, an "APA BANK"), The Chase Manhattan Bank, a New York banking corporation ("CHASE"), in its capacity as Funding Agent (the "FUNDING AGENT"), and The Chase Manhattan Bank, in its capacity as Trustee (the "TRUSTEE") under the Agreement (as defined below).

                               W I T N E S S E T H :

          WHEREAS, the Company, the Servicer and the Trustee have entered into a Pooling Agreement, dated as of April 1, 1998 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT");

          WHEREAS, the Agreement provides, among other things, that the Company, the Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

          WHEREAS, the Company, the Servicer, the Trustee, the Funding Agent, the Initial Purchaser and the APA Banks wish to supplement the Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

          SECTION I.1. DEFINITIONS. (a) The following words and phrases shall have the following meanings with respect to Series 1998-2 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

          "ABR": shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "REFERENCE RATE" shall mean the rate of interest per annum publicly announced (or, if not announced publicly, quoted internally) from time to time by the Funding Agent as its reference rate in effect at its principal office in New York, New York; "BASE CD RATE" shall mean the sum of (a) the product of
     (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Funding Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ACCRUAL PERIOD" shall mean the period from and including a Distribution Date, or, in the case of the initial Accrual Period, the Issuance Date, to but excluding the succeeding Distribution Date.

          "ACCRUED EXPENSE AMOUNT" shall mean, for each Business Day during an Accrual Period, the sum of (i) the Daily Interest Deposit for such Business Day, (ii) the Daily Commitment Fee Deposit for such Business Day, (iii) the Daily Facility Fee Deposit for such Business Day, (iv) the Daily Servicing Fee Deposit for such Business Day and (v) all Program Costs which have accrued since the preceding Business Day.

          "ACQUIRING APA BANK" shall have the meaning assigned in subsection 11.11(b).

          "ADDITIONAL INTEREST" shall have the meaning assigned in subsection 3A.4(b).

          "ADJUSTED LIQUIDITY PRICE" shall mean, in determining the Purchase Price of the Initial Purchaser's Series 1998-2 Purchaser Invested Amount on the APA Bank Purchase Date, an amount equal to:

                                 PI [OC + (NDR/1.04)]

     where:

               PI        =    the Invested Percentage on the APA Bank Purchase
                              Date;

               OC        =    the sum of (i) any and all amounts due and owing
                              to the Company in respect of Seller Repurchase
                              Payments and Seller Adjustment Payments pursuant to the Transaction Documents and (ii) (without duplication) any and all amounts due and owing to the Trust as Transfer Deposit Amounts pursuant to
                              Section 2.5(b) of the Pooling Agreement on the APA
                              Bank Purchase Date; and

               NDR       =    the aggregate outstanding Principal Amount of all
                              Receivables that are not aged more than 91 days past due PLUS any Receivable which becomes a Charged-Off Receivable prior to 91 days past due as of the APA Bank Purchase Date PLUS the
                              Aggregate Uncleared Funds Amount.

     Each of the foregoing shall be determined from the most recent Daily Report received from the Servicer.

          "AGED RECEIVABLES RATIO" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, (i) the numerator of which shall be the sum of (A) the aggregate unpaid balance of Receivables that were 91-120 days past their respective original due dates as of such last day and (B) the aggregate amount of Receivables of the Sellers which were charged off as uncollectible prior to the day which is 91 days after their respective original due dates during such Settlement Period, and (ii) the denominator of which shall be the aggregate Principal Amount of Receivables originated by the Sellers during the third prior Settlement Period (excluding the Settlement Period ended on such day).

          "AGGREGATE COMMITMENT AMOUNT" shall mean, with respect to any day, the aggregate amount of the Commitments of all APA Banks on such day, as reduced from time to time pursuant to Section 2.8.

          "APA BANKS" shall have the meaning specified in the recitals hereto.

          "APA BANK PURCHASE DATE" shall mean either the date of the Purchase or, if the APA Banks fund the Series 1998-2 Invested Amount on the Issuance Date pursuant to Section 2.3, the Issuance Date.

          "APPLICABLE MARGIN" shall mean on any date of determination (i) for each Eurodollar Tranche, 2.00% per annum and (ii) for each Floating Tranche, 1.00% per annum; PROVIDED, HOWEVER that, after the occurrence of a PARCO Wind-Down Event described in clause (i) of the definition thereof or an Early Amortization Event, the Applicable Margin shall mean on any date of determination for each Eurodollar Tranche or the Floating Tranche, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Floating Rate Spread," as the case may be, based upon the "Leverage Ratio" (as determined in accordance with, the Credit Agreement, as in effect on the date hereof) as of the most recent determination date (it being understood and agreed for purposes of this proviso that until the delivery of the financial statements of Core-Mark pursuant to Section 6.1 of the Credit Agreement for the first full fiscal quarter commencing after March 31, 1998, the Applicable Margin shall be the applicable rate per annum set forth below in Category 1):

                 Leverage                      Eurodollar     Floating Rate
     CATEGORY    RATIO                         SPREAD         SPREAD
     --------    --------                      ----------     --------
     Category 1  greater than 5.00 to 1.00     2.50%          1.50%
     Category 2  greater than 4.25 to 1.00
                 and less than or equal to
                 5.00 to 1.00                  2.00%          1.00%
     Category 3  greater than 3.50 to 1.00
                 and less than or equal to
                 4.25 to 1.00                  1.75%          0.75%
     Category 4  greater than 3.00 to 1.00
                 and less than or equal to
                 3.50 to 1.00                  1.50%          0.50%
     Category 5  less than or equal to
                 3.00 to 1.00                  1.25%          0.25%

          "ARTICLE VII COSTS" shall mean any amounts due pursuant to Article
     VII.

          "ASSIGNMENT/PARTICIPATION CERTIFICATION" shall mean an assignment or participation certification, as the case may be, in substantially the form of Exhibit G hereto.

          "AVAILABLE PRICING AMOUNT" shall mean, on any Business Day, the sum of
     (i) the Unallocated Balance PLUS (ii) the Increase, if any, on such date.

          "BASE DAILY INTEREST EXPENSE" shall mean (i) for any day prior to the APA Bank Purchase Date in any Accrual Period, the product of (A) the Series 1998-2 Invested Amount divided by 360 and (B) the CP Rate for such day and
     (ii) for the APA Bank Purchase Date and any day thereafter in any Accrual Period, the sum of (A) the product of (x) the sum of (a) the portion of the Series 1998-2 Invested Amount (calculated with respect to all APA Banks without regard to clauses (d) and (e) of the definition of Series 1998-2 Purchaser Invested Amount) allocable to the Floating Tranche on such day and (b) for any day during the period from and including the APA Bank Purchase Date to but excluding the Distribution Date immediately succeeding the APA Bank Purchase Date, divided by 365 (or 366, as the case may be) and
     (y) the ABR plus the Applicable Margin in effect on such day, (B) the product of (x) the portion of the Series 1998-2 Invested Amount (calculated with respect to all Purchasers without regard to clauses (d) and (e) of the definition of Series 1998-2 Purchaser Invested Amount) allocable to Eurodollar Tranches on such day divided by 360 and (y) the weighted average Eurodollar Rate plus the Applicable Margin on such day in effect with respect thereto and (C) on the APA Bank Purchase Date, the Unaccrued Discount Payment Amount; PROVIDED, HOWEVER, that for any such day during the continuance of an Early Amortization Period, the "Base Daily Interest Expense" for such day shall be equal to the greater of (i) the sum of the amounts calculated pursuant to clause (ii) above and (ii) the product of
     (x) the Series 1998-2 Invested Amount on such day divided by 365 (or 366, as the case may be) and (y) the ABR plus the Applicable Margin in effect on such day plus 2.0%.

          "BENEFITTED PURCHASER" shall have the meaning assigned in Section
     11.12.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

          "CARRYING COST RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (a) the product of (i)
     2.00 TIMES Days Sales Outstanding as of such day and (ii) 1.3 TIMES a rate per annum equal to the ABR plus the Applicable Margin as of such earlier Settlement Report Date, DIVIDED BY (b) 365 (or 366, as the case may be).

          "C/D ASSESSMENT RATE" shall mean for any day pertaining to a Floating Tranche, the net annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Funding Agent to be representative of the cost of such insurance to the APA Banks.

          "C/D RESERVE PERCENTAGE" for any day pertaining to a Floating Tranche, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new negotiable non-personal time deposits in Dollars of over $100,000 having a maturity of 30 days or more.

          "CERTIFICATE RATE" shall mean, on any date of determination, the weighted average (weighted based on the respective outstanding amounts of the Floating Tranche and each Eurodollar Tranche) of the ABR in effect on such day and the Eurodollar Rates in effect on such day PLUS, in each case, the respective Applicable Margins.

          "CHANGE IN CONTROL" shall mean the occurrence of any event the result of which causes the Company not to be a direct, wholly-owned Subsidiary of Core-Mark.

          "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the Issuance Date , (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Issuance Date or (c) compliance by any Purchaser with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Issuance Date.

          "CHASE" shall have the meaning specified in the preamble hereto.

          "CLEAN-UP CALL AMOUNT" shall mean the Clean-Up Call Percentage of the maximum Series 1998-2 Invested Amount at any time during the Series 1998-2 Revolving Period.

          "CLEAN-UP CALL PERCENTAGE" shall mean 10%.

          "COMMERCIAL PAPER" shall mean the short-term promissory notes of the Initial Purchaser issued in the United States commercial paper market.

          "COMMITMENT" shall mean, as to any APA Bank, its obligation to purchase a VFC Certificate on the Issuance Date, to acquire the Initial Purchaser's VFC Certificate and to maintain and, subject to certain conditions, increase, its Series 1998-2 Purchaser Invested Amount, in each case, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such APA Bank's name on Schedule 1 under the caption "Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all APA Banks, the "COMMITMENTS".

          "COMMITMENT FEE" shall have the meaning assigned in subsection 2.9(b).

          "COMMITMENT FEE RATE" shall have the meaning assigned in the Fee
     Letter.

          "COMMITMENT PERCENTAGE" shall mean, as to any APA Bank and as of any date, the percentage equivalent of a fraction, the numerator of which is such APA Bank's Commitment as set forth on Schedule 1 and the denominator of which is the Aggregate Commitment Amount as of such date.

          "COMMITMENT PERIOD" shall mean the period commencing on the Issuance Date and terminating on the Commitment Termination Date.

          "COMMITMENT REDUCTION" shall have the meaning assigned in subsection 2.8(a).

          "COMMITMENT TERMINATION DATE" shall mean the earliest to occur of (i) the date on which all amounts due and owing to PARCO in respect of the VFC have been indefeasibly paid in full, (ii) the date on which the Aggregate Commitment Amount has been reduced to zero pursuant to Section 2.8 of this Supplement, (iii) the next Business Day following the commencement of an Early Amortization Period and (iv) April 1, 2003 (as may be extended for an additional 364 days from time to time in writing by PARCO, the Funding Agent and the APA Banks).

          "COMMITMENT TRANSFER SUPPLEMENT" shall have the meaning assigned in subsection 11.11(b).

          "CORE-MARK" shall have the meaning specified in the preamble hereto.

          "CP RATE" shall mean for any day the weighted average of the interest rates (or if issued at a discount, the weighted average of the rates, after converting to interest-bearing equivalents) on all outstanding Commercial Paper issued by the Initial Purchaser to fund the Initial Purchaser's Series 1998-2 Purchaser Invested Amount.

          "CP RATE PERIOD" shall mean, with respect to any CP Tranche, a period of days not to exceed 90 days commencing on a Business Day selected in accordance with subsection 3A.4(c); provided that if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day.

          "CP TRANCHE" shall mean a portion of the Series 1998-2 Invested Amount for which the Series 1998-2 Monthly Interest is calculated by reference to a particular Discount and a particular CP Rate Period.

          "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated as of April 1, 1998, among Core-Mark, the several lenders from time to time parties thereto, and The Chase Manhattan Bank, as Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "DAILY COMMITMENT FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Commitment Fee Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of all previously accrued Daily Commitment Fee Expense that has not yet been deposited in the Series 1998-2 Non-Principal Collection Sub-subaccount.

          "DAILY COMMITMENT FEE EXPENSE" shall mean, (i) during the Series 1998-2 Revolving Period, for any day in any Accrual Period, the product of (A) the excess of the Aggregate Commitment Amount over the aggregate Series 1998-2 Purchaser Invested Amounts of the APA Banks on such day multiplied by (B) the Commitment Fee Rate divided by 360, (ii) during the Series 1998-2 Amortization Period, for any day prior to the APA Bank Purchase Date in any Accrual Period, the product of (A) the Series 1998-2 Invested Amount on such day multiplied by (B) the Commitment Fee Rate divided by 360 and (iii) during the Series 1998-2 Amortization Period, for the APA Bank Purchase Date or any day thereafter in any Accrual Period, zero.

          "DAILY FACILITY FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Facility Fee Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of all previously accrued Daily Facility Fee Expense that has not yet been deposited in the Series 1998-2 Non-Principal Collection Sub-subaccount.

          "DAILY FACILITY FEE EXPENSE" shall mean, (i) for any day in any Accrual Period prior to the APA Bank Purchase Date, the product of (A) (1) for any day prior to the date on which the Series 1998-2 Amortization Period commences, the Aggregate Commitment Amount on such day and (2) for any day on which the Series 1998-2 Amortization Period commences and for any day thereafter, the Series 1998-2 Invested Amount on such day, in each case, multiplied by (B) the Facility Fee Rate divided by

     360 and (ii) for the APA Bank Purchase Date or any day thereafter in any Accrual Period, zero.

          "DAILY INTEREST DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Interest Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of all previously accrued Daily Interest Expense that has not yet been deposited in the Series 1998-2 Non-Principal Collection Sub-subaccount PLUS (iii) the aggregate amount of all Additional Interest for each day since the preceding Business Day.

          "DAILY INTEREST EXPENSE" shall mean, for any Business Day, an amount equal to (i) the amount of accrued and unpaid Base Daily Interest Expense in respect of such day PLUS (ii) the aggregate amount of all previously accrued and unpaid Base Daily Interest Expense PLUS (iii) the aggregate amount of all accrued and unpaid Additional Interest.

          "DAILY REPORT" shall mean a report prepared by the Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit D.

          "DAILY SERVICING FEE DEPOSIT" shall mean, for any Business Day, an amount equal to (i) the amount of Daily Servicing Fee Expense for each day since the preceding Business Day PLUS (ii) the aggregate amount of all previously accrued Daily Servicing Fee Expense that has not yet been deposited in the Series 1998-2 Non-Principal Collection Sub-subaccount.

          "DAILY SERVICING FEE EXPENSE" shall mean, for any day in any Accrual Period the Series 1998-2 Interests' PRO RATA portion (determined in accordance with Section 6.1) of the Servicing Fee accruing for such day.

          "DAYS SALES OUTSTANDING" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Principal Amount of Eligible Receivables as of the last day of the immediately preceding Settlement Period by (ii) the aggregate Principal Amount of Receivables generated by the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

          "DECREASE" shall have the meaning assigned in Section 2.7.

          "DEFAULTING APA BANK" shall have the meaning assigned in subsection 2.6(c).

          "DILUTION HORIZON" shall mean, (i) for the period from the Issuance Date until the sixth Settlement Report Date to occur thereafter, 5.3 days as representing the time period it takes the Sellers to recognize a Dilution Adjustment, and (ii) for each six-month period (beginning and ending on a Settlement Report
     Date) to occur after such initial period, the number of days (expressed as a dollar weighted average based upon the Dilution Adjustments for such period) as determined by the Servicer in accordance with the procedures utilized to calculate the dilution horizon in clause (i) above; PROVIDED that in no event shall the Dilution Horizon be less than two days.

          "DILUTION HORIZON FACTOR" shall mean (a) for the period from the Issuance Date until the sixth Settlement Report Date to occur thereafter,
     0.18 months, and (b) for each six-month period (beginning and ending on a Settlement Report Date) to occur after such initial period, a fraction, (i) the numerator of which is the Dilution Horizon for such period and (ii) the denominator of which is 30; PROVIDED, HOWEVER, that if the Dilution Horizon Factor for any period is less than the Dilution Horizon Factor for the immediately preceding period, then the actual Dilution Horizon Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Dilution Horizon Factor for such immediately preceding period and such current period and the denominator of which is 30.

          "DILUTION PERIOD" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the quotient of (i) the product of (A) the aggregate Principal Amount of Receivables which were originated by the Sellers during the Settlement Period immediately preceding such earlier Settlement Report Date and (B) the Dilution Horizon Factor then in effect and (ii) the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Report Date.

          "DILUTION RATIO" shall mean, for each Settlement Period, an amount (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments (other than Dilution Adjustments related to rebates given by a Seller to its customers relating to general price increases by the Tobacco Companies for which the Tobacco Companies have granted rebates to the Sellers, so long as the Seller has granted the rebate to its customer prior to the time that the merchandise giving rise to the Receivable to which such rebate is applied is shipped by the Seller) made during such Settlement Period DIVIDED BY the aggregate Principal Amount of Receivables which were originated by the Sellers during such Settlement Period.

          "DILUTION RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

          DRR = [(c * d) + [(e-d) * (e/d)]] * f

     Where:

          DRR = Dilution Reserve Ratio;

          c =  2.0;

          d = the average of the Dilution Ratio during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date;

          e = the highest Dilution Ratio for any Settlement Period during the period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Report Date; and

          f =  the Dilution Period.

          "DISCOUNT" shall mean, with respect to any Commercial Paper, the interest or discount component thereof.

          "EARLY AMORTIZATION EVENT" shall have the meanings assigned in Section
     5.1 of this Supplement and Section 7.1 of the Agreement.

          "EARLY AMORTIZATION PERIOD" shall have the meaning assigned in Section
     5.1 of this Supplement and Section 7.1 of the Agreement.

          "EFFECTIVE DATE" shall have the meaning assigned in Section 9.1.

          "ELIGIBLE ASSIGNEE" shall mean any financial institution that is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and that has a short term debt rating of at least A-1 from S&P and P-1 from Moody's.

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day pertaining to a Eurodollar Tranche, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal, special and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

          "EURODOLLAR BASE RATE" shall mean, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate per annum determined by the Funding Agent to the rate of interest per annum (rounded upward if necessary to the nearest 1/16 of 1%) notified to the Funding Agent by Chase as the rate of interest at which Dollar deposits in the approximate amount of the portion of the Series 1998-2 Invested Amount allocable to such Eurodollar Tranche as of such day and having a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche would be offered to prime banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Eurodollar Period.

          "EURODOLLAR PERIOD" shall mean, with respect to any Eurodollar
     Tranche:

                  (a) initially, the period commencing on the Issuance Date or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Purchasers and which in no event will be less than 15 days); and

                  (b) thereafter, each period commencing on the last day of the immediately preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one month thereafter (or such other period which is acceptable to the Purchasers and which in no event will be less than 15 days);

     PROVIDED THAT all Eurodollar Periods must end on the next Distribution Date and all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

               (1) if any Eurodollar Period would otherwise end on a day that is not a Business Day, such Eurodollar Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Business Day;

               (2) any Eurodollar Period that would otherwise extend beyond the Scheduled Revolving Termination Date shall end on the Scheduled Revolving Termination Date; and

               (3) any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period.

          "EURODOLLAR RATE" shall mean, with respect to each day during each Eurodollar Period pertaining to a portion of the Series 1998-2 Invested Amount allocated to a Eurodollar Tranche, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the nearest 1/100th of 1%):

                         EURODOLLAR BASE RATE
             ----------------------------------------
             1.00 - Eurocurrency Reserve Requirements

          "EURODOLLAR TRANCHE" shall mean a portion of the Series 1998-2 Invested Amount for which the Series 1998-2 Monthly Interest is calculated by reference to a Eurodollar Rate determined by reference to a particular Eurodollar Period.

          "EXCLUDED TAXES" shall mean, with respect to the Funding Agent, any Purchaser or any other recipient of any payment to be made by or on account of any increased obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any APA Bank, in which its applicable lending office is located and (b) any branch profits imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located.

          "FACILITY FEE" shall have the meaning assigned in subsection 2.9(c).

          "FACILITY FEE RATE" shall have the meaning assigned in the Fee Letter.

          "FEE LETTER" shall mean, collectively, those certain Fee Letters, dated as of the date hereof, among the Company, the Servicer, the Funding Agent and the Initial Purchaser and acknowledged by the Trustee.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it.

          "FLOATING TRANCHE" shall mean, on or after the APA Bank Purchase Date, that portion of the Series 1998-2 Invested Amount not allocated to a Eurodollar Tranche for which the Series 1998-2 Monthly Interest is calculated by reference to the ABR.

          "FUNDING AGENT" shall have the meaning specified in the recitals hereto.

          "INCREASE" shall have the meaning assigned in subsection 2.5(a).

          "INCREASE AMOUNT" shall have the meaning assigned in subsection 2.5(a).

          "INCREASE DATE" shall have the meaning assigned in subsection 2.5(a).

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INITIAL PURCHASER" shall have the meaning specified in the recitals hereto.

          "INITIAL SERIES 1998-2 INVESTED AMOUNT" shall have the meaning assigned in subsection 2.5(a).

          "INTEREST SHORTFALL" shall have the meaning assigned in subsection 3A.4(b).

          "INVESTED PERCENTAGE" shall mean, with respect to any Business Day (i) during the Series 1998-2 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the Series 1998-2 Allocated Receivables Amount as of the end of the immediately preceding Business Day and the denominator of which is the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (ii) during the Series 1998-2 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Series 1998-2 Allocated Receivables Amount as of the end of the last Business Day of the Series 1998-2 Revolving Period (PROVIDED THAT if during the Series 1998-2 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 1998-2 Amortization Period commence, then, from and after the date the last of such Series commences its Amortization Period, the numerator shall be the Series 1998-2 Allocated Receivables Amount as of the end of the Business Day preceding such date) and the denominator of which is the greater of (A) the Aggregate Receivables Amount as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

          "ISSUANCE DATE" shall mean April 1, 1998.

          "LOSS RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

          LRR =  [(a * b)/c] * d * e

     Where:

          LRR = Loss Reserve Ratio;

          a = the aggregate Principal Amount of Receivables originated by the Sellers during the three Settlement Periods immediately preceding such earlier Settlement Report Date;

          b = the highest three-month rolling average of the Aged Receivables Ratio that occurred during the period of twelve consecutive Settlement Periods preceding such earlier Settlement Report Date;

          c = the Aggregate Receivables Amount as of the last day of the Settlement Period preceding such earlier Settlement Report Date; and

          d =  2.0

          e =  Payment Terms Factor

          "MAJORITY PURCHASERS" shall mean, (i) on any day prior to the APA Bank Purchase Date, the Initial Purchaser and the Required APA Banks and (ii) on the APA Bank Purchase Date and any day thereafter, the Required APA Banks.

          "MAXIMUM COMMITMENT AMOUNT" shall mean $30,000,000.

          "MINIMUM RATIO" shall mean 13%.

          "MONTHLY INTEREST PAYMENT" shall have the meaning assigned in subsection 3A.6(a).

          "MOODY'S" shall mean Moody's Investors Service or any successor thereto.

          "NON-DEFAULTING APA BANK" shall have the meaning assigned in subsection 2.6(c).

          "OPTIONAL TERMINATION DATE" shall have the meaning assigned in subsection 2.7(d).

          "OPTIONAL TERMINATION NOTICE" shall have the meaning assigned in subsection 2.7(d).

          "OTHER TAXES" shall mean any and all current or future stamp or documentary taxes or other excise or property taxes, charges or similar levies arising from any payment made under the Transaction Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document.

          "PARCO INSOLVENCY EVENT" shall mean the occurrence of any one or more of the following: (i) any proceeding shall have been instituted by the Initial Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (ii) any proceeding of the type described in the foregoing clause (i) shall be instituted against the Initial Purchaser and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

          "PARCO RESIDUAL AMOUNT" shall have the meaning assigned in subsection 2.6(e).

          "PARCO WIND-DOWN EVENT" shall mean the occurrence of any of the following events:

          (i) on the fifteenth Business Day prior to the Scheduled Revolving Termination Date, the Commitments of the APA Banks have not been extended for at least an additional 364 days;

          (ii) the providers of the Initial Purchaser's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under their respective agreements with the Initial Purchaser or shall have given notice that their commitments shall not be extended thereunder;

          (iii) the Initial Purchaser has notified the Funding Agent, the Company and Trustee that it has elected not to fund the Initial Series 1998-2 Invested Amount or an Increase pursuant to subsection 2.5(b);

          (iv) the Commercial Paper shall not be rated at least A-1 by S&P and P-1 by Moody's, respectively; and

          (v)    an Early Amortization Period has commenced.

          "PARTICIPANTS" shall have the meaning assigned in subsection 11.11(a).

          "PAYMENT TERMS FACTOR" shall mean, (a) for the period from the Issuance Date until the sixth Settlement Report Date to occur thereafter,
     0.82 months and (b) for each six-month period to occur after such initial period, a fraction, the numerator of which is the sum of (i) the weighted average payment terms (based upon the principal amount of the Receivables and expressed as a number of days) for the Receivables originated during such period and (ii) 60 and the denominator which is 90; PROVIDED, HOWEVER, that if the Payment Terms Factor for any period is less than the Payment Terms Factor for the immediately preceding period, then the actual Payment Terms Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Payment Terms Factor for such current period and the three immediately preceding periods (without giving effect to this proviso) and the denominator of which is 90.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "POTENTIAL PARCO WIND-DOWN EVENT" shall mean any event or circumstance that with notice, the lapse of time, or both, would become a PARCO Wind-Down Event.

          "PROGRAM COSTS" shall mean, for any Business Day, the sum of (i) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 1998-2 Interests) and (B) a fraction, the numerator of which is the Aggregate Commitment Amount on such Business Day and the denominator of which is the sum of (x) the Aggregate Invested Amounts on such Business Day (other than the Series 1998-2 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) and (y) the Aggregate Commitment Amount on such Business Day plus the aggregate Commitment amount for any variable funding certificate of any other Outstanding Series, and (ii) all unpaid fees and expenses due and payable to any Rating Agencies rating the VFC Certificates; PROVIDED, HOWEVER, that the amount of Program Costs payable pursuant to Section 3A.6(b)(iv) shall not exceed $100,000 in the aggregate in any fiscal year of the Servicer.

          "PURCHASE" shall mean the assignment by the Initial Purchaser to the APA Banks of the Initial Purchaser's Series 1998-2 Purchaser Invested Amount pursuant to Section 2.6.

          "PURCHASE PRICE" shall mean, on the APA Bank Purchase Date, an amount equal to the lesser of (i) the Initial Purchaser's Series 1998-2 Purchaser Invested Amount (calculated without regard to clauses (d) and (e) of the definition of Series 1998-2 Invested Amount) and (ii) the Adjusted Liquidity Price on such date, in each case as increased by the sum of (1) all accrued and unpaid Discount on all outstanding Commercial Paper issued to fund the Initial Purchaser's Series 1998-2 Purchaser Invested Amount from the issuance date(s) thereof to but excluding the APA Bank Purchase Date PLUS (2) the aggregate Discount to accrue on all outstanding Commercial Paper issued to fund the Initial Purchaser's Series 1998-2 Purchaser Invested Amount from and including the APA Bank Purchase Date, to and excluding the maturity date of each CP Tranche.

          "PURCHASE PRICE DEFICIT" shall have the meaning assigned in subsection 2.6(c).

          "PURCHASER" shall mean, prior to the APA Bank Purchase Date, the Initial Purchaser and, on and after the APA Bank Purchase Date, the APA Banks and each Acquiring APA Bank.

          "RATING AGENCY" and "RATING AGENCIES" shall mean Moody's, S&P or any other nationally recognized statistical rating organization from which a rating for the Commercial Paper was requested by the Initial Purchaser and is currently in effect.

          "RATING AGENCY CONDITION" shall mean, with respect to any action, that
     (i) each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Initial Purchaser and the Funding Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of the Commercial Paper and (ii) the Required APA Banks shall have given their prior written consent to such action.

          "RECORD DATE" shall mean the first Business Day prior to each Distribution Date.

          "REDUCTION PERCENTAGE" shall mean the percentage equivalent of a fraction, the numerator of which is the PARCO Residual Amount and the denominator of which is the sum of the PARCO Residual Amount and the Adjusted Liquidity Price on the APA Bank Purchase Date.

          "REFERENCE RATE" shall have the meaning assigned in the definition of ABR herein.

          "REGISTER" shall mean a register maintained by the Funding Agent for recording transfers of the Commitments.

          "REQUIRED APA BANKS" shall mean APA Banks having Commitment Percentages in the aggregate at least equal to 66-2/3% or, if the Commitments have been terminated, holding at least 66-2/3% of the outstanding Series 1998-1 Invested

     Amount; PROVIDED that the Commitment of any Defaulting APA Bank that has not paid all amounts due and owing by it in respect of the purchase it was obligated to make shall not be included in the Aggregate Commitment Amount for purposes of this definition.

          "SALE NOTICE" shall mean an irrevocable written notice given by an authorized signatory or authorized officer of the Initial Purchaser (or on behalf of the Initial Purchaser by Chase, in its capacity as the Initial Purchaser's administrative agent) to the Funding Agent committing to sell, assign and transfer to the APA Banks, the Initial Purchaser's Series 1998-2 Purchaser Invested Amount, which notice shall designate (i) the APA Bank Purchase Date, (ii) the Initial Purchaser's Series 1998-2 Purchaser Invested Amount, (iii) the Purchase Price (including a calculation of the Purchase Price), (iv) that no PARCO Insolvency Event has occurred and
     (v) wire transfer instructions specifying the account(s) into which the proceeds of the Purchase Price shall be deposited.

          "SCHEDULED REVOLVING TERMINATION DATE" shall mean the last day of the Settlement Period ending in January 2003.

          "SERIES 1998-2" shall mean Series 1998-2, the Principal Terms of which are set forth in this Supplement.

          "SERIES 1998-2 ACCRUED INTEREST SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1998-2 ADJUSTED INVESTED AMOUNT" shall mean, as of any date of determination, (i) the Series 1998-2 Invested Amount on such date, MINUS (ii) the amount on deposit in the Series 1998-2 Principal Collection Sub-subaccount on such date.

          "SERIES 1998-2 ALLOCABLE CHARGED-OFF AMOUNT" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Charged-Off Amount", if any, which has been allocated to Series 1998-2.

          "SERIES 1998-2 ALLOCABLE RECOVERIES AMOUNT" shall mean, with respect to any Special Allocation Settlement Report Date, the "Allocable Recoveries Amount", if any, which has been allocated to Series 1998-2.

          "SERIES 1998-2 ALLOCATED RECEIVABLES AMOUNT" shall mean, on any date of determination, the lower of (i) the Series 1998-2 Target Receivables Amount on such day and (ii) the product of (x) the Aggregate Receivables Amount on such day and (y) the percentage equivalent of a fraction the numerator of which is the Series 1998-2

     Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such day.

          "SERIES 1998-2 AMORTIZATION PERIOD" shall mean the period commencing on the Business Day following the earliest to occur of (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and (iii) the Scheduled Revolving Termination Date and ending on the earlier of (i) the date when the Series 1998-2 Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the VFC Certificates and to the Funding Agent and the Purchasers hereunder shall have been paid in full and
     (ii) the Series 1998-2 Termination Date.

          "SERIES 1998-2 COLLECTION SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1998-2 INTERESTS" shall mean, collectively, the VFC Certificates and the Series 1998-2 Subordinated Interest.

          "SERIES 1998-2 INVESTED AMOUNT" shall mean, as of any date of determination, the sum of the Series 1998-2 Purchaser Invested Amounts of all Purchasers on such date.

          "SERIES 1998-2 MONTHLY INTEREST" shall have the meaning assigned in subsection 3A.4(a).

          "SERIES 1998-2 MONTHLY PRINCIPAL PAYMENT" shall have the meaning assigned in Section 3A.5.

          "SERIES 1998-2 MONTHLY SERVICING FEE" shall have the meaning assigned in Section 6.1.

          "SERIES 1998-2 NON-PRINCIPAL COLLECTION SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1998-2 PRINCIPAL COLLECTION SUB-SUBACCOUNT" shall have the meaning assigned in subsection 3A.2(a).

          "SERIES 1998-2 PURCHASER INVESTED AMOUNT" shall mean, with respect to the Initial Purchaser on the Issuance Date or, if the Initial Purchaser shall not fund the Initial Series 1998-2 Invested Amount, any APA Bank, an amount equal to the Initial Series 1998-2 Invested Amount or such APA Bank's Commitment Percentage of the Initial Series 1998-2 Invested Amount, and with respect to the Initial Purchaser or any other Purchaser on any date of determination thereafter, an amount equal to (a) the

     Initial Purchaser's or such other Purchaser's Series 1998-2 Purchaser Invested Amount on the immediately preceding Business Day (or, with respect to the day as of which such other Purchaser acquires an interest in the Series 1998-2 Invested Amount, whether pursuant to Section 2.6, by executing a counterpart hereof, a Commitment Transfer Supplement or otherwise, the portion of the transferor's Series 1998-2 Purchaser Invested Amount being purchased), PLUS (b) the amount of any increases in such Purchaser's Series 1998-2 Purchaser Invested Amount pursuant to
     Section 2.5 made on such day, MINUS (c) the amount of any distributions to such Purchaser in respect of principal received and applied on such day MINUS (d) the aggregate Series 1998-2 Allocable Charged-Off Amount applied to such Purchaser on or prior to such date pursuant to subsection 3A.5(b)(ii) PLUS (e) (but only to the extent of any unreimbursed reductions made pursuant to clause (d) above) the aggregate Series 1998-2 Allocable Recoveries Amount applied to such Purchaser on or prior to such date pursuant to subsection 3A.5(c)(i).

          "SERIES 1998-2 RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the greater of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio and (ii) the Minimum Ratio, in each case, then in effect.

          "SERIES 1998-2 REQUIRED RESERVES" shall mean, (x) as of any date of determination during the Series 1998-2 Revolving Period, an amount equal to the sum of:

               (a) an amount equal to the product of (A) the Series 1998-2 Adjusted Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) and (B) a fraction, the numerator of which is the Series 1998-2 Ratio, and the denominator of which is one MINUS the Series 1998-2 Ratio;

               (b) the product of (i) the Series 1998-2 Invested Amount on such day (after giving effect to any increase or decrease thereof on such day) and (ii) a fraction, the numerator of which is the Carrying Cost Reserve Ratio in effect for the Accrual Period in which such day falls, and the denominator of which is one MINUS the Series 1998-2 Ratio; and

               (c) the product of (i) the aggregate Principal Amount of Receivables in the Trust on such day, (ii) a fraction, the numerator of which is the Series 1998-2 Invested Amount on such day, and the denominator of which is the sum of the Aggregate Invested Amount on such day (after giving effect to any increase or decrease thereof on such day), and (iii) a fraction, the numerator of which is the Servicing Reserve Ratio, and the denominator of which is one MINUS the Series 1998-2 Ratio;

     and (y) on any date of determination during the Series 1998-2 Amortization Period, an amount equal to the Series 1998-2 Required Reserves on the last Business Day of the Series 1998-2 Revolving Period; PROVIDED, in the case of this clause (y), that such amount shall be adjusted on each Special Allocation Settlement Report Date, if any, to the extent required as set forth in Section 3A.5(b)(i) and Section 3A.5(c)(ii).

          "SERIES 1998-2 REVOLVING PERIOD" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of the close of business on (i) the date on which an Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and (iii) the Commitment Termination Date.

          "SERIES 1998-2 SUBORDINATED INTEREST AMOUNT" shall mean, for any date of determination, an amount equal to (i) the Series 1998-2 Allocated Receivables Amount MINUS (ii) the Series 1998-2 Adjusted Invested Amount.

          "SERIES 1998-2 SUBORDINATED INTEREST REDUCTION AMOUNT" shall have the meaning assigned in subsection 2.7(b).

          "SERIES 1998-2 SUBORDINATED INTEREST" shall have the meaning assigned in subsection 2.2(b).

          "SERIES 1998-2 TARGET RECEIVABLES AMOUNT" shall mean, on any date of determination, the sum of (i) the Series 1998-2 Adjusted Invested Amount on such day and (ii) the Series 1998-2 Required Reserves for such day.

          "SERIES 1998-2 TERMINATION DATE" shall mean the Distribution Date that occurs in December, 2003.

          "SERVICING RESERVE RATIO" shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, an amount (expressed as a percentage) equal to (i) the product of (A) the Servicing Fee Percentage and (B) 2.0 TIMES Days Sales Outstanding as of such earlier Settlement Report Date, DIVIDED BY (ii) 360.

          "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TRANSACTION PARTIES" shall have the meaning assigned in subsection 2.6(d).

          "TRANSFER ISSUANCE DATE" shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

          "TRANSFEREE" shall have the meaning assigned in subsection 11.10(f).

          "TRUST ACCOUNTS" shall have the meaning assigned in subsection 3A.2(a).

          "UCC CERTIFICATE" shall mean a certificate substantially in the form of Exhibit H to this Supplement.

          "UNACCRUED DISCOUNT PAYMENT AMOUNT" shall mean the portion of the Purchase Price determined in accordance with clause (2) of the definition thereof.

          "UNALLOCATED BALANCE" shall mean, as of (i) any Business Day prior to the APA Bank Purchase Date, the portion of the Series 1998-2 Invested Amount allocated to any CP Tranche the CP Rate Period in respect of which expires on such Business Day and (ii) the APA Bank Purchase Date or any Business Day thereafter, the sum of (A) the portion of the Series 1998-2 Invested Amount for which interest is then being calculated by reference to the ABR and (B) the portion of the Series 1998-2 Invested Amount allocated to any Eurodollar Tranche the Eurodollar Period in respect of which expires on such Business Day.

          "VFC CERTIFICATE" shall mean a VFC Certificate, Series 1998-2, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

          "VFC CERTIFICATEHOLDERS" shall mean the Purchasers.

          "VFC CERTIFICATEHOLDERS' INTEREST" shall have the meaning assigned in subsection 2.2(a).

          (b) If any term or provision contained herein conflicts with or is inconsistent with any term, definition or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, the context otherwise requires or such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 1998-2 Interests and no other Series of Investor Certificates issued by the Trust.

                                     ARTICLE II

                   DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                              OF THE VFC CERTIFICATES

          SECTION II.1. DESIGNATION. The Certificates and interests created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1998-2" and (ii) an interest designated as the "Series 1998-2 Subordinated Interest."

          SECTION II.2. THE SERIES 1998-2 INTERESTS. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, including the right to receive distributions from (i) the Invested Percentage (expressed as a decimal) of Collections received with respect to the Receivables and all other funds on deposit in the Collection Account and (ii) all other funds on deposit in the Series Collection Subaccounts and any subaccounts thereof (collectively, the "VFC CERTIFICATEHOLDERS' INTEREST").

          (b) The "SERIES 1998-2 SUBORDINATED INTEREST" shall be a fractional undivided interest in the Trust, consisting of the right to receive Collections with respect to the Receivables allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the Purchasers. The Exchangeable Company Interest and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the VFC Certificateholders' Interest or the Series 1998-2 Subordinated Interest.

          (c) The VFC Certificates shall be substantially in the form of Exhibit A and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.4 hereof and Section 5.2 of the Agreement.

          SECTION II.3. PURCHASES OF INTERESTS IN THE VFC CERTIFICATES. (a) INITIAL PURCHASE. Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.4, (i) on the Issuance Date, (A) the Initial Purchaser may, in its sole discretion, purchase a VFC Certificate in an amount equal to the Initial Series 1998-2 Invested Amount or (B) if the Initial Purchaser shall have notified the Funding Agent that it has elected not to purchase a VFC Certificate on the Issuance Date, each APA Bank hereby severally agrees to purchase on the Issuance Date a VFC Certificate in an amount equal to such APA Bank's Commitment Percentage of the Initial Series 1998-2 Invested Amount and (ii) thereafter, (A) if the Initial Purchaser shall have purchased a VFC Certificate on the Issuance Date, the Initial Purchaser may, in its sole discretion, maintain its VFC Certificate, subject to increase or decrease during the Series 1998-2 Revolving Period, in accordance with the provisions of this Supplement and (B) if the APA Banks shall have purchased VFC Certificates on the Issuance Date or, in any case, on or after the APA Bank Purchase Date, the APA Banks hereby severally agree to maintain their respective VFC

Certificates, subject to increase or decrease during the Series 1998-2 Revolving Period, in accordance with the provisions of this Supplement. The Company hereby agrees to maintain ownership of the Series 1998-2 Subordinated Interest, subject to increase or decrease during the Series 1998-2 Revolving Period, in accordance with the provisions of this Supplement. Payments by the Initial Purchaser or the APA Banks, as the case may be, in respect of the VFC Certificates shall be made in immediately available funds on the Issuance Date to the Funding Agent for payment to the Company.

          (b) SUBSEQUENT PURCHASES. Subject to the terms and conditions of this Supplement, each Acquiring APA Bank hereby severally agrees to maintain its VFC Certificate, subject to increase or decrease during the Series 1998-2 Revolving Period, in accordance with the provisions of this Supplement.

          (c) MAXIMUM SERIES 1998-2 PURCHASER INVESTED AMOUNT.
Notwithstanding anything to the contrary contained in this Supplement, at no time shall the Series 1998-2 Purchaser Invested Amount (calculated without regard to clauses (d) and (e) of the definition thereof) of any APA Bank exceed such APA Bank's Commitment at such time.

          SECTION II.4. DELIVERY. On the Issuance Date, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing pursuant to Section 5.2 of the Agreement to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates in such names and such denominations and deliver such VFC Certificates to the Funding Agent, on behalf of the Initial Purchaser, or the APA Banks, as the case may be, in accordance with such written directions. The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual Series 1998-2 Invested Amount and Series 1998-2 Subordinated Interest Amount outstanding on any date of determination, which, absent manifest error, shall constitute PRIMA FACIE evidence of the outstanding Series 1998-2 Invested Amount and Series 1998-2 Subordinated Interest Amount from time to time.

          SECTION II.5. PROCEDURE FOR INITIAL ISSUANCE AND FOR INCREASING THE SERIES 1998-2 INVESTED AMOUNT. (a) Subject to subsection 2.5(c), (i) on the Business Day designated in writing as provided herein (the "ISSUANCE DATE"), the Initial Purchaser may agree, in its sole discretion, and each APA Bank hereby agrees to purchase a VFC Certificate in accordance with Section
2.3 and (ii) on any Business Day during the Commitment Period, the Initial Purchaser may agree, in its sole discretion, and each APA Bank hereby agrees that the Series 1998-2 Invested Amount may be increased by increasing such Purchaser's Series 1998-2 Purchaser Invested Amount (an "INCREASE"), upon the request of the Servicer or the Company on behalf of the Trust (each date on which an increase in the Series 1998-2 Invested Amount occurs hereunder being herein referred to as the "INCREASE DATE" applicable to such Increase); PROVIDED, HOWEVER, that the Servicer or the Company, as the case may be, shall have given the Funding Agent (with a copy to the Trustee) irrevocable written notice

(effective upon receipt), substantially in the form of Exhibit F hereto, of such request no later than (i) 1:00 p.m., New York City time, two Business Days prior to the Issuance Date or such Increase Date, as the case may be, in the case of any Increase Date occurring prior to the APA Bank Purchase Date or (ii) (x) if the Initial Series 1998-2 Invested Amount or Increase Amount is to be priced solely with reference to the ABR, on or prior to 12:00 noon, New York City time, on the Issuance Date or such Increase Date, as the case may be, or (y) if all or a portion of the Initial Series 1998-2 Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 1:00 p.m., New York City time, three Business Days prior to the Issuance Date or such Increase Date, as the case may be, in the case of any Increase Date occurring on or after the APA Bank Purchase Date; PROVIDED, FURTHER, that the provisions of this subsection shall not restrict the allocations of Collections pursuant to Article III. Such notice shall state (x) the Issuance Date or the Increase Date, as the case may be, (y) the initial invested amount (the "INITIAL SERIES 1998-2 INVESTED AMOUNT"), or the proposed amount of such Increase (the "INCREASE AMOUNT"), as the case may be, and (z) on and after the APA Bank Purchase Date, what portions thereof will be allocated to a Eurodollar Tranche and the Floating Tranche.

          (b) If, prior to the APA Bank Purchase Date, the Initial Purchaser elects not to fund any portion of a requested Increase, the Initial Purchaser shall notify the Funding Agent thereof and deliver a Sale Notice in accordance with Section 2.6 and each APA Bank shall purchase its Commitment Percentage of the Initial Purchaser's Series 1998-2 Purchaser Invested Amount in accordance with Section 2.6 and fund such Increase in an amount equal to its Commitment Percentage of such Increase; PROVIDED, HOWEVER that an APA Bank shall not be obligated to fund any portion of an Increase that would cause its Series 1998-2 Purchaser Invested Amount to exceed its Commitment.

          (c) The Purchasers shall not be required to make the initial purchase of VFC Certificates on the Issuance Date or to increase their respective Series 1998-2 Purchaser Invested Amounts on any Increase Date hereunder unless:

             (i) the related aggregate initial purchase amount or Increase Amount is equal to $1,000,000 or an integral multiple of $100,000 in excess thereof;

            (ii) after giving effect to the initial purchase amount or Increase Amount, (A) the Series 1998-2 Invested Amount would not exceed the Maximum Commitment Amount on the Issuance Date or such Increase Date, as the case may be, and (B) the Series 1998-2 Allocated Receivables Amount would not be less than the Series 1998-2 Target Receivables Amount on the Issuance Date or such Increase Date, as the case may be;

           (iii) no Early Amortization Event or Potential Early Amortization Event shall have occurred and be continuing;

            (iv) in the case of any funding by the Initial Purchaser, no PARCO Wind-Down Event or Potential PARCO Wind-Down Event shall have occurred and be continuing; and

             (v) all of the representations and warranties made by each of the Company, the Servicer, each Sub-Servicer and each Seller (other than representations and warranties referred to in Section 2.06 of the Receivables Sale Agreement) in each Transaction Document to which it is a party are true and correct in all material respects on and as of the Issuance Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date).

The Company's acceptance of funds in connection with (x) the Purchasers' initial purchase of VFC Certificates on the Issuance Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by the Company to the Purchasers as of the Issuance Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date or relate to particular receivables), as the case may be, that all of the conditions contained in this subsection 2.5(c) have been satisfied.

          (d) After receipt by the Funding Agent of the notice required by subsection 2.5(a) from the Servicer or the Company on behalf of the Trust, the Funding Agent shall, so long as the conditions set forth in subsections 2.5(a) and (c) are satisfied, promptly provide telephonic notice (i) prior to the APA Bank Purchase Date, to the Initial Purchaser, and (ii) on and after the APA Bank Purchase Date, to each APA Bank, of the Increase Date and of the portion of the Increase Amount allocable to such APA Bank (which shall equal such APA Bank's Commitment Percentage of the Increase Amount). If the Initial Purchaser elects to fund an Increase, the Initial Purchaser agrees to pay in immediately available funds the amount of such Increase on the related Increase Date to the Funding Agent for payment to the Trust for deposit in the Series 1998-2 Principal Collection Sub-subaccount. On or after the APA Bank Purchase Date, each APA Bank agrees to pay in immediately available funds such APA Bank's Commitment Percentage of each Increase on the related Increase Date to the Funding Agent for payment to the Trust for deposit in the Series 1998-2 Principal Collection Sub-subaccount.

          SECTION II.6. SALE BY THE INITIAL PURCHASER OF ITS SERIES 1998-2 PURCHASER INVESTED AMOUNT TO THE APA BANKS. (a) On any date during the Commitment Period, the Initial Purchaser may, in its own discretion, and the Initial Purchaser shall upon the occurrence of a PARCO Wind-Down Event, in each case, by delivering a Sale Notice to the Funding Agent, the Company and the Trustee, sell to the APA Banks (in accordance with their respective Commitment Percentages) and each APA Bank hereby agrees to purchase its Commitment Percentage of all right, title and interest of the Initial Purchaser in its Series 1998-2 Purchaser Invested Amount. Any Sale Notice shall be delivered by the Initial Purchaser to the Funding Agent, the Company and the Trustee prior to 12:30 p.m., New York

City time, on the APA Bank Purchase Date and shall constitute an irrevocable offer by the Initial Purchaser to sell 100% of its Series 1998-2 Purchaser Invested Amount at the Purchase Price. Any Sale Notice shall be deemed to be a representation and warranty by the Initial Purchaser that no PARCO Insolvency Event shall have occurred and be continuing. Each APA Bank hereby agrees to purchase from the Initial Purchaser such APA Bank's Commitment Percentage of the Initial Purchaser's Series 1998-2 Purchaser Invested Amount for a purchase price equal to such APA Bank's Commitment Percentage of the Purchase Price on the APA Bank Purchase Date (which date, subject to subsection 2.6(b), may be the same as the date of the Sale Notice). Notwithstanding anything to the contrary set forth in this Supplement, no APA Bank shall have any obligation to purchase the Initial Purchaser's Series 1998-2 Purchaser Invested Amount if, on such Purchase Date, any PARCO Insolvency Event shall have occurred and be continuing.

          (b) If, at or prior to 12:30 p.m., New York City time, on any Business Day, the Initial Purchaser delivers the Sale Notice to the Funding Agent specifying that the APA Bank Purchase Date shall be the same date as the date of the Sale Notice, the Funding Agent shall, by no later than 1:00 p.m., New York City time, notify (by telecopy or by telephone call promptly confirmed in writing by telecopy) each APA Bank of the receipt and content of the Sale Notice. Each APA Bank shall purchase its Commitment Percentage of the Initial Purchaser's VFC Certificate by depositing its Commitment Percentage of the Purchase Price in immediately available funds into the account(s) specified by the Initial Purchaser in the Sale Notice no later than 2:00 p.m., New York City time. If the Initial Purchaser delivers the Sale Notice to the Funding Agent after 12:30 p.m., New York City time, on any Business Day or the Initial Purchaser delivers the Sale Notice to the Funding Agent specifying that the APA Bank Purchase Date shall be a date other than the date of the Sale Notice, the Funding Agent shall promptly advise (by telecopy or by telephone call promptly confirmed in writing by telecopy) each APA Bank of the receipt and content of the Sale Notice. Notwithstanding the fact that the APA Bank Purchase Date may occur on a date which is later than the date on which the Sale Notice is delivered to the Funding Agent, the several obligations of each APA Bank to make such purchase and to make payment of the amounts required to be paid by it pursuant to subsection 2.6(a) shall arise immediately upon receipt by the Funding Agent of the Sale Notice. Upon payment of the Purchase Price as provided herein and delivery to the Trustee by the Funding Agent of the Initial Purchaser's VFC Certificate, the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name of each APA Bank and in a denomination equal to such APA Bank's Commitment Percentage as set forth in such written direction and shall deliver such VFC Certificate to each such APA Bank in accordance with such written direction.

          (c) If, by 2:00 p.m., New York City time, one or more APA Banks (each, a "DEFAULTING APA BANK," and each APA Bank other than the Defaulting APA Bank being referred to as a "NON-DEFAULTING APA BANK") fails to make its Commitment Percentage of the Purchase Price available to the Funding Agent pursuant to subsection 2.6(b) (the aggregate amount not so made available to the Funding Agent being herein called the "PURCHASE PRICE DEFICIT"), then the Funding Agent shall, by no later than 2:30 p.m., New York City time, instruct each Non-Defaulting APA Bank to pay, by no later than 3:00 p.m., New York City time, in immediately available funds, to the account designated by the Funding Agent, an amount equal to the lesser of (x) such Non-Defaulting APA Bank's proportionate share (based upon the relative Commitments of the Non-Defaulting APA Banks) of the Purchase Price Deficit and (y) its unused Commitment. A Defaulting APA Bank shall forthwith, upon demand, pay to the Funding Agent for the ratable benefit of the Non-Defaulting APA Banks all amounts paid by each Non-Defaulting APA Bank on behalf of such Defaulting APA Bank, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting APA Bank until the date such Non-Defaulting APA Bank has been paid such amounts in full, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that the Initial Purchaser may have under applicable law, each Defaulting APA Bank shall pay to the Initial Purchaser forthwith upon demand, the difference between the Defaulting APA Bank's unpaid Commitment Percentage of the Purchase Price and the amount paid with respect thereto by the Non-Defaulting APA Banks, together with interest thereon, for each day from the date of the Funding Agent's request for such Defaulting APA Bank's Commitment Percentage of the Purchase Price pursuant to Section 2.6(b) until the date the requisite amount is paid to the Initial Purchaser in full, at a rate per annum equal to the sum of the Federal Funds Effective Rate plus 2%.

          (d) The transfer of the Initial Purchaser's VFC Certificate pursuant to this Section 2.6 shall be without recourse or warranty, express or implied, except that the Initial Purchasers represent that such VFC Certificate is free and clear of adverse claims created by or arising as a result of claims against the Initial Purchaser. By executing and delivering a Sale Notice pursuant to Section 2.6(a),(i) the Initial Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the VFC Certificate or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the VFC Certificate, or any other agreement, instrument or other document furnished pursuant thereto or in connection therewith, including without limitation any Transaction Document, and (ii) the Initial Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Trust, the Trustee, the Servicer, each Sub-Servicer, each Seller or any Obligor (collectively, the "TRANSACTION PARTIES") or the Funding Agent, or the performance or observance by the Transaction Parties of any of their respective obligations under the VFC Certificate or the Transaction Documents.

          (e) If the Adjusted Liquidity Price on the APA Bank Purchase Date is less than the Series 1998-2 Invested Amount on the APA Bank Purchase Date (the amount of such insufficiency, the "PARCO RESIDUAL AMOUNT"), each APA Bank agrees that (i) on each Distribution Date after the APA Bank Purchase Date on which interest is distributed to VFC Certificateholders pursuant to subsection 3A.6(a), the Funding Agent shall distribute to the

Initial Purchaser its Reduction Percentage of such interest payments and (ii) on each Distribution Date after the APA Purchase Date on which amounts in reduction of the Series 1998-2 Invested Amount are distributed to VFC Certificateholders pursuant to Section 2.7 or subsection 3A.6(c), the Funding Agent shall distribute to the Initial Purchaser its Reduction Percentage of such amounts.

          SECTION II.7. PROCEDURE FOR DECREASING THE SERIES 1998-2 INVESTED AMOUNT; OPTIONAL TERMINATION. (a) On any Business Day during the Series 1998-2 Revolving Period or the Series 1998-2 Amortization Period (except for Distribution Dates during the Series 1998-2 Amortization Period (which shall be governed by subsection 3A.6(c))), upon the written request of the Servicer or the Company on behalf of the Trust, the Series 1998-2 Invested Amount may be reduced (a "DECREASE") by the distribution by the Trustee to the Funding Agent for the PRO RATA benefit of the Purchasers in accordance with their respective Series 1998-2 Purchaser Invested Amount of funds on deposit in the Series 1998-2 Principal Collection Sub-subaccount on such day in an amount not to exceed the amount of such funds on deposit on such day; PROVIDED that the Servicer shall have given the Funding Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), prior to 1:00 p.m., New York City time, (i)on the second Business Day prior to such Decrease, in the case of any Decrease occurring prior to the APA Bank Purchase Date and
(ii)(A) if the Decrease relates solely to a Floating Tranche, on the Business Day of such Decrease or (B) if all or any portion of the Decrease relates to a Eurodollar Tranche, on the Business Day that is three Business Days prior to such Decrease, and which notice shall state the amount of such Decrease; PROVIDED, FURTHER, that (x) such Decrease shall be in an amount equal to $1,000,000 and integral multiples of $100,000 in excess thereof or if the Series 1998-2 Invested Amount is less than $1,000,000 then such Decrease shall equal the Series 1998-2 Invested Amount, and (y) prior to the APA Bank Purchase Date, such Decrease shall be in an amount no greater than the Unallocated Balance on such day.

          (b) Simultaneously with any such Decrease during the Series 1998-2 Revolving Period, the Series 1998-2 Subordinated Interest Amount shall be reduced by an amount (the "SERIES 1998-2 SUBORDINATED INTEREST REDUCTION AMOUNT") such that the Series 1998-2 Subordinated Interest Amount shall equal the Series 1998-2 Required Reserves after giving effect to such Decrease. During the Series 1998-2 Revolving Period, after the distribution described in subsection (a) above has been made, and the Series 1998-2 Subordinated Interest Amount shall have been reduced by the Series 1998-2 Subordinated Interest Reduction Amount, a distribution shall be made to the owner of the Series 1998-2 Subordinated Interest out of remaining funds on deposit in the Series 1998-2 Principal Collection Sub-subaccount in an amount equal to the lesser of (x) the Series 1998-2 Subordinated Interest Reduction Amount and
(y) the amount of such remaining funds on deposit in the Series 1998-2 Principal Collection Sub-subaccount.

          (c) On or after the APA Bank Purchase Date, any reduction in the Series 1998-2 Invested Amount on any Business Day shall be allocated first to reduce the

Unallocated Balance and then to reduce the portion of the Series 1998-2 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

          (d)(i) On any Business Day unless the Scheduled Revolving Termination Date, an Early Amortization Event or a Potential Early Amortization Event shall have occurred and be continuing, the Company shall have the right to deliver an irrevocable written notice (an "OPTIONAL TERMINATION NOTICE") to the Trustee, the Servicer and the Rating Agencies in which the Company declares that the Series 1998-2 Revolving Period shall terminate on the date (the "OPTIONAL TERMINATION DATE") set forth in such notice (which date, in any event, shall be the last day of a Settlement Period which is not less than 10 days from the date on which such notice is delivered).

          (ii) From and after the Optional Termination Date, the Series 1998-2 Amortization Period shall commence for all purposes under this Agreement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Purchasers and each Rating Agency.

          SECTION II.8. REDUCTIONS OF THE COMMITMENTS. (a) On any Business Day during the Series 1998-2 Revolving Period, the Company, on behalf of the Trust, may, upon three Business Days' prior written notice to the Funding Agent (effective upon receipt) (with copies to the Servicer and the Trustee) reduce or terminate the Commitments (a "COMMITMENT REDUCTION") in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Series 1998-2 Invested Amount on such date, the Series 1998-2 Invested Amount would exceed the Aggregate Commitment Amount then in effect. Each APA Banks's Commitment shall be reduced by such APA Bank's Commitment Percentage of the amount of such Commitment Reduction.

          (b) Once reduced, the Commitments may not be subsequently reinstated. Upon effectiveness of any such reduction, the Funding Agent shall prepare a revised Schedule 1 to reflect the reduced Commitment of each APA Bank and Schedule 1 of this Supplement shall be deemed to be automatically superseded by such revised Schedule 1. The Funding Agent shall distribute such revised Schedule 1 to the Company, the Servicer, the Trustee and each APA Bank.

          SECTION II.9. INTEREST; FEES. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to subsection 3A.6(a).

          (b) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall distribute pursuant to subsection 3A.6(b), from amounts on deposit in the Series 1998-2
Non-Principal Collection Sub-subaccount, to the Funding Agent, for the PRO RATA account of the APA Banks in accordance with their respective

Commitment Percentages, on each Distribution Date, a commitment fee with respect to each Accrual Period ending on such date (the "COMMITMENT FEE") (i) during the Series 1998-2 Revolving Period at the Commitment Fee Rate of the average daily excess of the Aggregate Commitment Amount OVER the average aggregate Series 1998-2 Purchaser Invested Amounts of the APA Banks during such Accrual Period and (ii) during the Series 1998-2 Amortization Period at the Commitment Fee Rate of the average daily Series 1998-2 Invested Amount during such Accrual Period; PROVIDED HOWEVER, that no Commitment Fee will be payable hereunder for any Accrual Period or portion thereof during the Series 1998-2 Amortization Period that commences on or after the APA Bank Purchase Date . The Commitment Fee shall be payable (i) monthly in arrears on each Distribution Date and (ii) on the Commitment Termination Date. To the extent that funds on deposit in the Series 1998-2 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Funding Agent the amount of any such deficiency.

          (c) The Trustee (acting at the written direction of the Servicer upon which the Trustee may conclusively rely) shall distribute pursuant to subsection 3A.6(b), from amounts on deposit in the Series 1998-2 Non-Principal Collection Sub-subaccount, to the Funding Agent, for the account of the Initial Purchaser, on each Distribution Date prior to the APA Bank Purchase Date and on the Distribution Date immediately succeeding the APA Bank Purchase Date, a facility fee (the "FACILITY FEE") with respect to each Accrual Period ending on such date (or, in the case of the Distribution Date immediately succeeding the APA Bank Purchase Date, the period from and including the immediately preceding Distribution Date to but excluding the APA Bank Purchase Date) (i) during the Series 1998-2 Revolving Period, at the Facility Fee Rate of the average daily Aggregate Commitment Amount during such period and (ii) during the Series 1998-2 Amortization Period, at the Facility Fee Rate of the average daily Series 1998-2 Invested Amount during such period. The Facility Fee shall be payable (i) monthly in arrears on each Distribution Date prior to the APA Bank Purchase Date and (ii) on the Distribution Date immediately succeeding the APA Bank
Purchase Date. To the extent that funds on deposit in the Series 1998-2 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Facility Fee due on such date, the Servicer shall so notify the Company and the Company shall immediately pay the Funding Agent the amount of any such deficiency.

          (d) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 360- (or 365-/366-, in the case of interest on the Floating Tranche based on the ABR) day year with respect to Commitment Fees, Facility Fees and interest rates. Each determination of the Eurodollar Rate by the Funding Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

          SECTION II.10.  INDEMNIFICATION BY THE COMPANY AND THE SERVICER.
(a) The Company agrees to indemnify and hold harmless the Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "COMPANY INDEMNIFIED

PERSON") from and against any loss, liability, expense, damage or injury suffered or sustained by (a "CLAIM") such Company indemnified person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Company pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party, (ii) a breach of any representation or warranty made or deemed made by the Company (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Documents or (iii) a failure by the Company to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury (A) resulted from the gross negligence, bad faith or wilful misconduct of such Company indemnified person or its officers, directors, agents, principals, employees or employers, (B) resulted solely from a default by an Obligor with respect to any Receivable or (C) include any income or franchise taxes imposed on (or measured by) any Company indemnified person's net income; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to such funds, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment.

          (b) The Servicer agrees to indemnify and hold harmless the Funding Agent, each Purchaser and each of their respective officers, directors, agents and employees (each, a "SERVICER INDEMNIFIED PERSON") from and against any Claim by reason of (i) any Claims by third parties against any Seller indemnified person resulting from any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Servicer pursuant to any Pooling and Servicing Agreement or the other Transaction Documents to which it is a party,
(ii) a breach of any representation or warranty made or deemed made by the Servicer (or any of its officers) in any Pooling and Servicing Agreement or other Transaction Document or (iii) a failure by the Servicer to comply with any applicable law or regulation or to perform its covenants, agreements, duties or obligations required to be performed or observed by it in accordance with the provisions of any Pooling and Servicing Agreement or the other Transaction Documents, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the gross negligence, bad faith or wilful misconduct of such Servicer indemnified person or its officers, directors, agents, principals, employees or employers.

                                    ARTICLE III

                            ARTICLE III OF THE AGREEMENT

          Section 3.1 of the Agreement and each other section of Article III of the Agreement relating to another Series shall read in their entirety as provided in the Agreement. Article III of the Agreement (except for Section
3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 1998-2 Interests:

          SECTION 3A.2. ESTABLISHMENT OF TRUST ACCOUNTS. (a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the Purchasers and (ii) in the case of clauses (A) and (B) below, for the benefit, subject to the prior and senior interest of the Purchasers, of the owner of the Series 1998-2 Subordinated Interest, (A) a subaccount of the Collection Account (the "SERIES 1998-2 COLLECTION SUBACCOUNT"), which subaccount is the Series Collection Subaccount with respect to Series 1998-2; (B) two subaccounts of the Series 1998-2 Collection Subaccount: (1) the Series 1998-2 Principal Collection Sub-subaccount and (2) the Series 1998-2 Non-Principal Collection Sub-subaccount (respectively, the "SERIES 1998-2 PRINCIPAL COLLECTION SUB-SUBACCOUNT" and the "SERIES 1998-2 NON-PRINCIPAL COLLECTION SUB-SUBACCOUNT") and (C) a subaccount of the Series 1998-2 Non-Principal Collection Sub-subaccount (the "SERIES 1998-2 ACCRUED INTEREST SUB-SUBACCOUNT"; all accounts established pursuant to this subsection 3A.2(a) and listed on Schedule 2, collectively, the "TRUST ACCOUNTS"), each Trust Account to bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above. The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above.

          (b) All Eligible Investments in the Trust Accounts shall be held by the Trustee, on behalf of the Certificateholders, for the exclusive benefit of the Purchasers and, subject to the prior interest of the Purchasers, the owner of the Series 1998-2 Subordinated Interest; PROVIDED, HOWEVER, that funds on deposit in a Trust Account which is a Sub-subaccount of a Collection Account may, at the direction of the Company, be invested together with funds held in other Sub-subaccounts of the Collection Account. In the absence of written direction from the Company all funds held in any Trust Account will remain uninvested. After giving effect to any distribution to the Company pursuant to subsection 3A.3(b), amounts on deposit and available for investment in the Series 1998-2 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof,
(i) in the case of any such investment made during the Series 1998-2
Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Series 1998-2 Amortization Period, on or prior to the Business Day immediately preceding the next Distribution Date. Amounts on deposit and available for investment in the Series 1998-2 Non-Principal Collection Sub-subaccount and the Series 1998-2 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the Business Day immediately preceding the next Distribution Date. As of the Business Day immediately preceding such next Distribution Date, (x) all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1998-2 Accrued Interest Sub-subaccount shall be deposited in the Series 1998-2 Non-Principal Collection Sub-subaccount and
(y) all interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 1998-2 Principal Collection Sub-subaccount shall be deposited in the Series 1998-2 Non-Principal Collection Sub-subaccount. In the absence of written direction from the Company all funds held in any Trust Account will remain uninvested.

          SECTION 3A.3. DAILY ALLOCATIONS. In accordance with the written direction of the Servicer, upon which the Trustee may conclusively rely:

          (a) The portion of the Aggregate Daily Collections allocated to the Series 1998-2 Interests pursuant to Article III of the Agreement shall be allocated and distributed on each Business Day as set forth in this Article III by the Trustee as follows:

             (i) on each Business Day, an amount equal to the Accrued Expense Amount for such day (or, during the Series 1998-2 Revolving Period, such greater amount as the Company may request in writing) shall be transferred from the Series 1998-2 Collection Subaccount to the Series 1998-2 Non-Principal Collection Sub-subaccount;

            (ii) any remaining funds on deposit in the Series 1998-2 Collection Subaccount shall be transferred by the Trustee to the Series 1998-2 Principal Collection Sub-subaccount.

          (b)(i) On each Business Day during the Series 1998-2 Revolving Period (including Distribution Dates), after giving effect to (x) all allocations of Aggregate Daily Collections on such Business Day and (y) any deposit resulting from an Increase, if any, pursuant to subsection 2.5(c) on such Business Day, amounts on deposit in the Series 1998-2 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the Collections on deposit therein) not later than 2:00 p.m., New York City time, in accordance with directions contained in the Daily Report; PROVIDED that such distribution shall be made only if no Early Amortization Event or Potential Early Amortization Event relating to an Early Amortization Event set forth in subsections (a), (d) (but only with respect to a Servicer
Default set forth in subsection 6.1(e) of the Servicing Agreement), (g), (i) or (j) of

Section 5.1 of this Supplement has occurred and is continuing and only to the extent that, if after giving effect to such distribution, the Series 1998-2 Target Receivables Amount would not exceed the Series 1998-2 Allocated Receivables Amount; PROVIDED FURTHER that if the Company or the Servicer, on behalf of the Company, shall have given the Funding Agent irrevocable written notice (effective upon receipt) at least two Business Days prior to such day, in the case of any notice given prior to the APA Bank Purchase Date, on such day, in the case of any notice given on or after the APA Bank Purchase Date with respect to the Floating Tranche, or at least three Business Days prior to such day, in the case of any notice given on or after the APA Bank Purchase Date with respect to the Eurodollar Tranche, the Company or the Servicer may instruct the Trustee in writing (specifying the related amount) to withdraw all or a portion of such amounts on deposit in the Series 1998-2 Principal Collection Sub-subaccount and apply such withdrawn amounts toward the reduction of the Series 1998-2 Invested Amount and the Series 1998-2 Subordinated Interest Amount in accordance with Section 2.6. Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by the Servicer and second from Collections received in the Lockboxes.

          (ii) On each Business Day during the Series 1998-2 Amortization Period (including Distribution Dates), funds deposited in the Series 1998-2 Principal Collection Sub-subaccount shall be invested in Eligible Investments that mature on or prior to the Business Day immediately preceding the next Distribution Date and shall be distributed on such Distribution Date in accordance with subsection 3A.6(c). Except as set forth in subsection 3A.6(c), no amounts on deposit in the Series 1998-2 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company or the owner of the Series 1998-2 Subordinated Interest during the Series 1998-2 Amortization Period.

          (c) On each Business Day, an amount equal to the Daily Interest Deposit for such day shall be transferred by the Trustee from the Series 1998-2 Non-Principal Collection Sub-subaccount to the Series 1998-2 Accrued Interest Sub-subaccount.

          (d) The allocations to be made pursuant to this Section 3A.3 are subject to the provisions of Sections 2.5, 2.7, 7.2 and 9.1 of the Agreement.

     SECTION 3A.4. DETERMINATION OF INTEREST. (a) (i) The amount of interest distributable with respect to the VFC Certificates ("SERIES 1998-2 MONTHLY INTEREST") on each Distribution Date shall be the amount of Daily Interest Expense accrued during the Accrual Period ending on such Distribution Date.

            (ii) If a change in the CP Rate, the weighted average Eurodollar Rate or the ABR on or after any Settlement Report Date results in a change in Series 1998-2 Monthly Interest for the Accrual Period ending on the Distribution Date immediately succeeding such Settlement Report Date, the Servicer shall amend the Settlement Statement to reflect the adjustment in the Series 1998-2 Monthly Interest for such

     Accrual Period caused by such change and any consequent adjustments and the Servicer shall also provide written notification to the Trustee of any such change. Any amendment to the Settlement Statement pursuant to this subsection 3A.4(a)(ii) shall be completed by 1:00 p.m. on the day preceding the next Distribution Date.

          (b) On each Distribution Date, the Servicer shall determine the excess, if any (the "INTEREST SHORTFALL"), of (i) the Series 1998-2 Monthly Interest for the Accrual Period ending on such Distribution Date OVER (ii) the amount which will be available to be distributed to the Purchasers on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("ADDITIONAL INTEREST") equal to the product of
(A) the number of days until such Interest Shortfall shall be repaid DIVIDED BY 365 (or 366, as the case may be), (B) the ABR PLUS 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Purchasers) shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date, to but excluding the Distribution Date on which such Interest Shortfall is paid to the VFC Certificateholders.

          (c) On any Business Day, the Company may, subject to subsection 3A.4(e), elect to allocate all or any portion of the Available Pricing Amount
(i), prior to the APA Bank Purchase Date, to one or more CP Tranches with CP Rate Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m., New York City time, two Business Days prior to such Business Day or (ii) on or after the APA Bank Purchase Date, to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Business Day by giving the Funding Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Funding Agent prior to 1:00 p.m., New York City time, three Business Days prior to such Business Day. Such notice shall specify (i) the applicable Business Day, (ii) the CP Rate Period for each CP Tranche or the Eurodollar Period for each Eurodollar Tranche, as the case may be, to which a portion of the Available Pricing Amount is to be allocated and (iii) the portion of the Available Pricing Amount being allocated to each such CP Tranche or Eurodollar Tranche, as the case may be. On or after the APA Bank Purchase Date, the Funding Agent shall notify each APA Bank of the contents of each such notice promptly upon receipt thereof. Prior to the APA Bank Purchase Date, the Company shall allocate the Series 1998-2 Invested Amount so that the aggregate amounts allocated to outstanding CP Rate Periods at all times equal the Series 1998-2 Invested Amount.

          (d) Any reduction in the Series 1998-2 Invested Amount on any Business Day shall be allocated in the following order of priority:

          FIRST, to reduce the Unallocated Balance, as appropriate; and

          SECOND, to reduce the portion of the Series 1998-2 Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

          (e)  Notwithstanding anything to the contrary contained in this
Section 3A.4, (i) prior to the APA Bank Purchase Date, (A) the Initial Purchaser shall approve the length of each CP Rate Period and the portion of the Series 1998-2 Invested Amount allocated to such CP Rate Period, (B) the Initial Purchaser may select, in its sole discretion, any new CP Rate Period if (x) the Company fails to provide notice of a new CP Rate Period on a timely basis or (y) the Funding Agent, on behalf of the Initial Purchaser, determines, in its sole discretion, that the CP Rate Period requested by the Company is unavailable or for any reason commercially undesirable, (C) the portion of the Series 1998-2 Invested Amount allocable to each CP Tranche must be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and (D) no more than ten CP Tranches shall be outstanding at any one time and (ii) on and after the APA Bank Purchase Date, (A) the portion of the Series 1998-2 Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $500,000 or an integral multiple of $500,000 in excess thereof, (B) no more than five Eurodollar Tranches shall be outstanding at any one time, (C) after the occurrence and during the continuance of any Early Amortization Event or Potential Early Amortization Event relating to an Early Amortization Event set forth in subsections (a),
(d) (but only with respect to a Servicer Default set forth in subsection 6.1(e) of the Servicing Agreement), (g) or (j) of Section 5.1 of this Supplement, the Company may not elect to allocate any portion of the Available Pricing Amount to a Eurodollar Tranche and (D) after the end of the Series 1998-2 Revolving Period, the Company may not select any Eurodollar Period that does not end on or prior to the next succeeding Distribution Date.

          SECTION 3A.5.  DETERMINATION OF SERIES 1998-2 MONTHLY PRINCIPAL.
(a) PAYMENTS OF SERIES 1998-2 PRINCIPAL. The amount (the "SERIES 1998-2 MONTHLY PRINCIPAL PAYMENT") distributable from the Series 1998-2 Principal Collection Sub-subaccount on each Distribution Date during the Series 1998-2 Amortization Period shall be equal to the amount on deposit in such account on the immediately preceding Settlement Report Date; PROVIDED, HOWEVER, that the Series 1998-2 Monthly Principal Payment on any Distribution Date shall not exceed the Series 1998-2 Invested Amount on such Distribution Date after giving effect to the reductions and increases pursuant to paragraphs (b) and
(c) below. In addition, on the last day of any Eurodollar Period that is not a Distribution Date, the Trustee, at the written direction of the Servicer, shall distribute from amounts on deposit in the Series 1998-2 Accrued Interest Sub-subaccount an amount equal to the interest due on the Eurodollar Tranche on the last day of such Eurodollar Period.

          (b) REDUCTIONS TO SERIES 1998-2 PRINCIPAL. If, on any Special Allocation Settlement Report Date, the Series 1998-2 Allocable Charged-Off Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer, upon which the Trustee may conclusively rely) make the following allocations of such amounts in the following order of priority:

             (i) the Series 1998-2 Required Reserves shall be reduced (but not below zero) by an amount equal to the Series 1998-2 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied); and

            (ii) then, to the extent that the Series 1998-2 Allocable Charged-Off Amount is greater than zero following the application in clause (i) above, the Series 1998-2 Invested Amount shall be reduced (but not below zero) by such remaining Series 1998-2 Allocable Charged-Off Amount (which shall also be reduced by the amount so applied).

          (c) INCREASES TO SERIES 1998-2 PRINCIPAL. If, on any Special Allocation Settlement Report Date, the Series 1998-2 Allocable Recoveries Amount is greater than zero for the related Settlement Period, the Trustee shall (in accordance with written directions from the Servicer upon which the Trustee may conclusively rely) make the following allocations (after giving effect to the applications in paragraph (b) of such amount in the following order of priority):

             (i) the Series 1998-2 Invested Amount shall be increased (but only to the extent of any previous reductions of the Series 1998-2 Invested Amount pursuant to subsection 3A.5(b)(ii)) by the amount of the Series 1998-2 Allocable Recoveries Amount (which shall also be reduced by the amount so applied);

            (ii) then, to the extent that the Series 1998-2 Allocable Recoveries Amount is greater than zero following the applications in clause (i) above, the Series 1998-2 Required Reserves shall be increased (but only to the extent of any previous reductions of the Series 1998-2 Required Reserves pursuant to subsection 3A.5(b)(i)) by such remaining Series 1998-2 Allocable Recoveries Amount (which shall also be reduced by the amount so applied).

          SECTION 3A.6. APPLICATIONS. (a) On each Distribution Date, the Trustee shall distribute to the Purchasers, from amounts on deposit in the Series 1998-2 Accrued Interest Sub-subaccount, an amount equal to the Series 1998-2 Monthly Interest payable on such Distribution Date (such amount, the "MONTHLY INTEREST PAYMENT"), PLUS the amount of any Monthly Interest Payment previously due but not distributed to the Purchasers on a prior Distribution Date, PLUS the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Purchasers on a prior Distribution Date.

          (b) On each Distribution Date, the Trustee shall apply funds on deposit in the Series 1998-2 Non-Principal Collection Sub-subaccount in the following order of priority to the extent funds are available:

             (i) an amount equal to the Series 1998-2 Monthly Servicing Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1998-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Servicer or, if Core-Mark or any Affiliate thereof is not the Servicer, an amount equal to the Series 1998-2 Monthly Servicing Fee shall be paid to the Person acting as Successor Servicer (less, in each case, any amounts payable to the Trustee pursuant to Section 8.5 of the Agreement, which shall be paid to the Trustee);

            (ii) an amount equal to the Facility Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1998-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Funding Agent, for the account of the Initial Purchaser;

           (iii) an amount equal to the Commitment Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 1998-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Funding Agent, for the PRO RATA account of the APA Banks, in accordance with their respective Commitment Percentages; and

            (iv) an amount equal to any unpaid Program Costs due and payable shall be withdrawn from the Series 1998-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

Any remaining amounts on deposit in the Series 1998-2 Non-Principal Collection Sub-subaccount (in excess of the Accrued Expense Amount as of such day) not allocated pursuant to clauses (i) through (v) above shall be paid to the owner of the Series 1998-2 Subordinated Interest; PROVIDED, HOWEVER, that during the Series 1998-2 Amortization Period, such remaining amounts shall be deposited in the Series 1998-2 Principal Collection Sub-subaccount for distribution in accordance with subsection 3A.6(c).

          (c) During the Series 1998-2 Amortization Period, the Trustee shall apply, on each Distribution Date, amounts on deposit in the Series 1998-2 Principal Collection Sub-subaccount in the following order of priority:

             (i) an amount equal to the Series 1998-2 Monthly Principal Payment for such Distribution Date shall be distributed from the Series 1998-2 Principal Collection Sub-subaccount to the Purchasers; and

            (ii) if, following the repayment in full of the Series 1998-2 Invested Amount, any amounts are owed to the Trustee, the Purchasers or any other Person hereunder, such amounts shall be transferred from the Series 1998-2 Principal Collection Sub-subaccount and paid to the Trustee, the Purchasers or such other Person; and

           (iii) following the repayment in full of the Series 1998-2 Invested Amount and of all of the amounts set forth in clause (ii), the remaining amount on deposit in the Series 1998-2 Principal Collection Sub-subaccount on such Distribution Date, if any, shall be distributed to the owner of the Series 1998-2 Subordinated Interest.

          Further, on any other Business Day during the Series 1998-2 Amortization Period, funds may be distributed from the Series 1998-2 Principal Collection Sub-subaccount to the Purchasers in accordance with Section 2.7(a) of this Supplement.

                                     ARTICLE IV

                             DISTRIBUTIONS AND REPORTS

          Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and the following shall be exclusively applicable to the VFC Certificates:

          SECTION 4A.1. DISTRIBUTIONS. (a) On each Distribution Date, the Trustee shall distribute to each Purchaser its applicable pro rata share (based on each such Purchaser's Series 1998-2 Invested Amount) of the amount to be distributed to the Purchasers pursuant to Article III.

          (b) All allocations and distributions hereunder shall be in accordance with the Daily Report and the Monthly Settlement Statement and shall be made in accordance with the provisions of Section 11.4 hereof and subject to Section 3.1(g) of the Agreement.

          SECTION 4A.2. DAILY REPORTS. The Servicer shall provide the Funding Agent and the Trustee with a Daily Report in accordance with subsection 4.1(a) of the Servicing Agreement. The Funding Agent shall make copies of the Daily Report available to the Purchasers at their reasonable request at the Funding Agent's office in New York, New York.

          SECTION 4A.3. STATEMENTS AND NOTICES. (a) MONTHLY SETTLEMENT STATEMENTS. On each Settlement Report Date, the Servicer shall deliver to the Trustee and the Funding Agent (commencing with the Settlement Report Date occurring on May 15, 1998) a Monthly Settlement Statement in the Form of Exhibit E setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Minimum Ratio, the Carrying Cost Reserve Ratio, the Servicing Reserve Ratio and the components of the calculation thereof, the Series

1998-2 Monthly Interest, the Additional Interest, the Series 1998-2 Monthly Servicing Fee, the Commitment Fee and the Series 1998-2 Monthly Principal Payment, each as recalculated for the period until the next succeeding Settlement Report Date. The Funding Agent shall forward a copy of each Monthly Settlement Statement to any Purchaser upon request by such Purchaser.
 The Company and the Servicer will deliver copies of all notices, reports, statements and other documents delivered by it pursuant to the Pooling and Servicing Agreements to each Rating Agency. A copy of any such items may be obtained by any Certificateholder upon a written request delivered to the Trustee at the Corporate Trust Office.

          (b) ANNUAL CERTIFICATEHOLDERS' TAX STATEMENT. On or before January 31 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1999, the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Purchaser, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a Purchaser, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Company deems necessary or desirable to enable the Purchasers to prepare their tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall have been prepared by the Servicer and provided to the Trustee or the Funding Agent and to the Purchasers, in each case pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          (c) EARLY AMORTIZATION EVENT/DISTRIBUTION OF PRINCIPAL NOTICES. Upon the occurrence of an Early Amortization Event or Potential Early Amortization Event with respect to Series 1998-2, the Company or the Servicer, as the case may be, shall give prompt written notice thereof to the Trustee and the Funding Agent. As promptly as reasonably practicable after its receipt of notice of the occurrence of an Early Amortization Event with respect to Series 1998-2, the Trustee shall give notice thereof (i) to each Rating Agency (which notice shall be given in writing not later than the second Business Day after such receipt) and (ii) to the Funding Agent, who in turn shall give notice to each Purchaser. In addition, on the Business Day preceding each day on which a distribution of principal is to be made during the Series 1998-2 Amortization Period, the Servicer shall direct the Funding Agent to send notice to each Purchaser, which notice shall set forth the amount of principal to be distributed on the related date to the Purchasers with respect to the outstanding VFC Certificates.

                                     ARTICLE V

                        ADDITIONAL EARLY AMORTIZATION EVENTS

          SECTION V.1. ADDITIONAL EARLY AMORTIZATION EVENTS. If any one of the events specified in Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events (each, an "EARLY AMORTIZATION EVENT") shall occur during the Series 1998-2 Revolving Period with respect to the Series 1998-2 Interests:

          (a) (i) failure on the part of the Servicer to direct any payment or deposit to be made or failure of any payment or deposit to be made in respect of interest owing on any VFC Certificates or the Commitment Fee within two Business Days of the date such interest or Commitment Fee is due, (ii) failure on the part of the Servicer to direct any payment or deposit to be made in respect of principal owing on any VFC Certificates on the date such principal is due or (iii) failure on the part of the Servicer to direct any payment or deposit to be made, or of the Company to make any payment or deposit in respect of any other amounts owing by the Company, under any Pooling and Servicing Agreement within five Business Days of the date such other amount is due or such deposit is required to be made;

          (b) (i) failure on the part of the Company to duly observe or perform in any material respect any of the covenants or agreements of the Company set forth in Sections 2.7(b) or (l) or Section 2.8 of the Agreement or
     (ii) failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in any Pooling and Servicing Agreement, which failure continues unremedied 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Funding Agent or Purchasers representing 25% or more of the Series 1998-2 Invested Amount;

          (c) any representation or warranty made or deemed made by the Company in any Pooling and Servicing Agreement to or for the benefit of the Purchasers (i) proves to have been incorrect in any material respect when made or when deemed made and (ii) continues to be incorrect until 30 days after the earlier of the date on which a Responsible Officer of the Company or the Servicer has knowledge thereof and the date on which notice of such failure, requiring the same to be remedied, has been given by the Trustee to the Company or by Purchasers representing 25% or more of the Series 1998-2 Invested Amount to the Company and the Trustee; PROVIDED, HOWEVER, that an Early Amortization Event with respect to the Series 1998-2 Interests shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of any Pooling and Servicing Agreement within ten Business Days of the day on which the Company was obligated to do so;

          (d) a Servicer Default with respect to the Servicer shall have occurred and be continuing;

          (e) a Purchase Termination Event (as defined in the Receivables Sale Agreement) shall have occurred with respect to Core-Mark and be continuing under the Receivables Sale Agreement;

          (f) a Change in Control shall have occurred;

          (g) the Series 1998-2 Allocated Receivables Amount shall be less than the Series 1998-2 Target Receivables Amount for a period of five consecutive Business Days;

          (h) any of the Agreement, the Servicing Agreement, this Supplement or the Receivables Sale Agreement shall cease, for any reason, to be in full force and effect in any material respect, or the Company, any Seller, the Servicer, any Sub-Servicer or any Affiliate of any thereof shall so assert in writing;

          (i) the Trust shall for any reason cease to have a valid and perfected first priority undivided ownership or security interest in substantially all of the Trust Assets (subject to no other Liens other than Permitted Liens described in clauses (i) and (iv) of the definition thereof), or any of Core-Mark, the Company or any Affiliate of either thereof shall so assert; or

          (j) 15 days shall have elapsed after there shall have been filed against Core-Mark, the Company or the Trust (i) a notice of federal tax Lien with respect to taxes exceeding $100,000 in the aggregate from the Internal Revenue Service, (ii) a notice of Lien with respect to amounts exceeding $100,000 in the aggregate from the PBGC under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies, (iii) a notice of state tobacco excise tax Lien with respect to taxes exceeding $100,000 in the aggregate from any state Governmental Authority or (iv) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person, unless in each case there shall have been delivered to the Trustee and each Rating Agency proof of the release of, or payment of amounts secured by, such Lien;

          (k) Core-Mark or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any of its outstanding Indebtedness (including, without limitation, Indebtedness outstanding under the Credit Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity; PROVIDED, HOWEVER, that no Early Amortization Event shall be deemed to occur under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $5,000,000;

          (l) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company or the Servicer or any properties, revenues or rights of either thereof which could reasonably be expected to have a Material Adverse Effect;

          (m) the Trust shall issue any Series of Investor Certificates other than the VFC Certificates or the Series 1998-1 Certificates; or

          (n) one or more judgments or decrees shall be entered against the Servicer or the Company involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

then, in the case of (x) any event described in Section 7.1 of the Agreement, after the applicable grace period (if any) set forth in such Section, and paragraph (m) above, automatically without any notice or action on the part of the Trustee or Purchasers, an early amortization period shall immediately commence or (y) any other event described above, after the applicable grace period (if any) set forth in such subsections, the Trustee may, and at the written direction of the Required APA Banks shall, by written notice then given to the Company and the Servicer, declare that an early amortization period has commenced as of the date of such notice with respect to Series 1998-2 (any such period under clause (x) or (y) above, an "EARLY AMORTIZATION PERIOD"); PROVIDED, HOWEVER, that in the case of the event described in clause (g) above, if an Early Amortization Period has not been declared within ten Business Days after the occurrence of such event, then an Early Amortization Period shall occur automatically unless, (i) prior to the end of such ten Business Day period, the Series 1998-2 Allocated Receivables Amount shall no longer be less than the Series 1998-2 Target Receivables Amount and (ii) so long as the Series 1998-2 Allocated Receivables Amount continues to be equal to or greater than the Series 1998-2 Target Receivables Amount, the Majority Purchasers shall have waived the occurrence of such event.

                                     ARTICLE VI

                                   SERVICING FEE

          SECTION VI.1. SERVICING COMPENSATION. A monthly servicing fee (the "SERIES 1998-2 MONTHLY SERVICING FEE") shall be payable to the Servicer on each Distribution Date for the preceding Settlement Period in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Aggregate Commitment Amount for such Settlement Period and the denominator of which is the sum of (i) the Aggregate Invested Amounts (other than the Series 1998-2 Invested Amount and the Invested Amount in respect of any variable funding certificate of any other Outstanding Series) on the first day of such Settlement Period and (ii) the Aggregate Commitment Amount on the first day of such Settlement Period plus the Aggregate Commitment amount for any variable funding certificate of any other Outstanding Series.


                                    ARTICLE VII

                              CHANGE IN CIRCUMSTANCES

          SECTION VII.1. ILLEGALITY. Notwithstanding any other provision herein, if, after the Issuance Date, the adoption of or any change in any Requirement of Law or in the interpretation, administration or application thereof shall make it unlawful for any APA Bank to make or maintain its portion of the VFC Certificateholders' Interest in any Eurodollar Tranche and such APA Bank shall notify in writing the Funding Agent, the Trustee and the Company, then the portion of each Eurodollar Tranche applicable to such APA Bank shall thereafter be calculated by reference to the ABR. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Company shall pay to the Funding Agent for the account of such APA Bank the amounts, if any, as may be required pursuant to Section 7.4.

          SECTION VII.2. INCREASED COSTS. (a) If any Change in Law (except with respect to Taxes which shall be governed by Section 7.3) shall:

             (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any APA Bank (except any such reserve requirement reflected in the Eurodollar Rate); or

            (ii) impose on any APA Bank or the London interbank market any other condition affecting the Transaction Documents or the funding of Eurodollar Tranches by such APA Bank;

and the result of any of the foregoing shall be to increase the cost to such APA Bank of making, converting into, continuing or maintaining Eurodollar Tranches (or maintaining its obligation to do so) or to reduce any amount received or receivable by such APA Bank hereunder (whether principal, interest or otherwise), then the Company will pay to such APA Bank such additional amount or amounts as will compensate such APA Bank for such additional costs incurred or reduction suffered.

          (b) If any APA Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such APA Bank's capital or the capital of any corporation controlling such APA Bank as a consequence of its obligations hereunder to a level below that which such APA Bank or such corporation could have achieved but for such Change in Law (taking into consideration such APA Bank's or such corporation's policies with respect to capital adequacy), then from time to time, the Company shall pay to such APA Bank such additional amount or amounts as will compensate such APA Bank for any such reduction suffered.

          (c) A certificate of an APA Bank setting forth the amount or amounts necessary to compensate such APA Bank as specified in subsections (a) and (b) of this Section 7.2 shall be delivered to the Company (with a copy to the Funding Agent) and shall be conclusive absent manifest error. The agreements in this Section shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

          (d) Failure or delay on the part of any APA Bank to demand compensation pursuant to this Section 7.2 shall not constitute a waiver of such APA Bank's right to demand such compensation; PROVIDED that the Company shall not be required to compensate an APA Bank pursuant to this Section 7.2 for any increased costs or reductions incurred more than 270 days prior to the date that such APA Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such APA Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION VII.3. TAXES. (a) Any and all payments by or on account of any obligation of the Company hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7.3) the Funding Agent or such APA Bank receives an amount equal to the sum that it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Company shall indemnify the Funding Agent and each APA Bank within the later of 10 days after written demand therefor and the Distribution Date next following such demand for the full amount of any Indemnified Taxes or Other Taxes paid by the Funding Agent or such APA Bank on or with respect to any payment by or on account of any obligation of the Company hereunder or under any other Transaction Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 7.3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Funding Agent or an APA Bank shall be conclusive absent manifest error. Any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds in excess of the funds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment. The agreements in this subsection shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Funding Agent.

          (e) The Funding Agent and any APA Bank that is entitled to an exemption from or reduction of an Indemnified Tax or Other Tax with respect to payments made under this Supplement and the Agreement shall (but with respect to any Indemnified Tax or Other Tax arising from a Change in Law, only to the extent the Funding Agent or such APA Bank is legally able to do
so) deliver to the Company (with a copy to the Funding Agent) such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Company on the later of (i) 30 Business Days after such request is made and the applicable forms are provided to such APA Bank or (ii) 30 Business Days before prescribed by applicable law as will permit such payments to be made without withholding or with an exemption from or reduction of Indemnified Taxes or Other Taxes.

          (f) If the Funding Agent or an APA Bank (or a Transferee) receives a refund solely in respect of Taxes or Other Taxes, it shall pay over such refund to the Company to the extent that it has already received indemnity payments or additional amounts pursuant to this Section 7.3 with respect to such Taxes or Other Taxes giving rise to the refund, net of all out-of-pocket expenses and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that the Company shall, upon request of the Funding Agent or such APA Bank (or Transferee), repay such refund (plus interest or other charges imposed by the relevant Governmental Authority) to the Funding Agent or such APA Bank (or Transferee) if the Funding Agent or such APA Bank (or Transferee) is required to repay such refund to such Governmental Authority. Nothing contained herein shall require the Funding Agent or an APA Bank (or Transferee) to make its tax returns (or any other information relating to its taxes which it deems confidential) available to the Company or any other Person.

          SECTION VII.4. BREAK FUNDING PAYMENTS. The Company agrees to indemnify each APA Bank and to hold each APA Bank harmless from any loss or expense which such APA Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, or (b) default by the Company in making any prepayment in connection with a Decrease after the Company has given irrevocable notice thereof in accordance with the provisions of Section 2.7 of this Supplement or (c) the making of a prepayment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the Eurodollar Period (or in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such prepayment or of such failure) in each case at the Eurodollar Rate for such Eurodollar Tranche provided for herein over (ii) the amount of interest (as reasonably determined by such APA Bank) which would have accrued to such APA Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds in excess of the funds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient funds exist to make such payment. This covenant shall survive the termination of this Supplement and the Agreement and the payment of all amounts payable hereunder and thereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any APA Bank to the Company shall be conclusive absent manifest error.

          SECTION VII.5. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Eurodollar Period:

          (a) the Funding Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Period, or

          (b) the Funding Agent is advised by the Majority Purchasers that the Eurodollar Rate for such Eurodollar Period will not adequately and fairly reflect the cost to such Purchasers of making or maintaining the Eurodollar Tranches during such Eurodollar Period, then the Funding Agent shall forthwith give telecopy or telephonic notice thereof to the Company, the Trustee and the Purchasers, whereupon until the Funding Agent notifies the Company and the Trustee that the circumstances giving rise to such notice no longer exist, the Available Pricing Amount shall not be allocated to any Eurodollar Tranche.

          SECTION VII.6. MITIGATION OBLIGATIONS. (a) If any APA Bank requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any APA Bank or any Governmental Authority for the account of any APA Bank pursuant to Section 7.3, then such APA Bank shall use reasonable efforts to designate a different lending office for funding or booking its obligations under this Supplement and the Agreement or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such APA Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 7.2 or 7.3, as the case may be, in the future and (ii) would not subject such APA Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such APA Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any APA Bank in connection with any such designation or assignment.

          (b) If any APA Bank requests compensation under Section 7.2, or if the Company is required to pay any additional amount to any APA Bank or any Governmental Authority for the account of any APA Bank pursuant to Section 7.3, or if any APA Bank defaults in its obligations hereunder, then the Company may, at its sole expense and effort, upon notice to such APA Bank and the Funding Agent, require such APA Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.11), all its interests, rights and obligations under this Supplement to an assignee that shall assume such obligations (which assignee may be another APA Bank, if an APA Bank accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Funding Agent, which consent shall not unreasonably be withheld, (ii) such APA Bank shall have received payment of an amount equal to its Series 1998-2 Purchaser Invested Amount, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such Series 1998-2 Purchaser Invested Amount and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 7.2 or payments required to be made pursuant to Section 7.3, such assignment will result in a reduction in such compensation or payments. An APA Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such APA Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                    ARTICLE VIII

                     REPRESENTATIONS AND WARRANTIES, COVENANTS

          SECTION VIII.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SERVICER. The Company and the Servicer each hereby represents and warrants to the Trustee, the Funding Agent and each of the Purchasers that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date and as of the date of each Increase.

          SECTION VIII.2. COVENANTS OF THE COMPANY AND THE SERVICER. The Company and the Servicer hereby agree, in addition to their obligations under the Agreement and the Servicing Agreement, that:

          (a) they shall not terminate the Agreement unless in compliance with the terms of the Agreement and each Supplement relating to an Outstanding Series;

          (b) within 60 days of the date hereof, they will (i) deliver to the Trustee executed copies of software licenses or sublicenses, in a form reasonably acceptable to the Trustee, which grant to the Trustee the right to utilize any of the software owned or licensed by the Servicer that is necessary to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents, (ii) deliver to the Trustee executed copies of any landlord waivers, in a form reasonably acceptable to the Trustee, that may be necessary to grant to the Trustee access to the leased premises of the Servicer for which the Trustee may require access to perform the collection and administrative functions to be performed by the Trustee under the Transaction Documents, except to the extent the Company or the Servicer, as the case may be, owns such property and (iii) have taken all actions reasonably requested by the Trustee in connection with, and to ensure completion of, each of the Servicer Site Review and the Standby Liquidation System;

          (c) they shall afford the Funding Agent or any representatives of the Funding Agent access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if an Early Amortization Event has occurred), according to the Servicer's normal security and confidentiality requirements, for purposes of inspection and shall permit the

     Funding Agent or any representative of the Funding Agent to visit any of the Company's or the Servicer's, as the case may be, offices or properties during regular business hours and as often as may reasonably be desired to discuss the business, operations, properties, financial and other conditions of the Company or the Servicer with their respective officers and employees and with their independent certified public accountants; PROVIDED that Funding Agent shall notify the Company or the Servicer, as the case may be, prior to any contact with such accountants and shall give the Company or the Servicer the opportunity to participate in such discussions;

          (d) neither the Company nor the Servicer shall take any action, nor permit any Seller to take any action, requiring the satisfaction of the Rating Agency Condition pursuant to any Transaction Document without the prior written consent of the Majority Purchasers;

          (e) it shall cooperate in good faith to allow the Trustee to use the Servicer's available facilities and expertise upon the Servicer's termination or default;

          (f) it shall only direct investments in Eligible Investments which are rated by Moody's and, for purposes of Moody's, references in the definition of Eligible Investments to "one of the two highest rating category" shall be deemed to read "the highest rating category".

          SECTION VIII.3. COVENANTS OF THE SERVICER. The Servicer hereby agrees that:

          (a) it shall provide to the Funding Agent (i) no later than 45 days after the Initial Closing Date and (ii) in the case of an addition of a Seller, prior to the related Seller Addition Date (as defined in the Receivables Sale Agreement), evidence that each Seller, or such Seller, as the case may be, maintains disaster recovery systems and back-up computer and other information management systems that are reasonably satisfactory to the Funding Agent;

          (b) it shall provide to the Funding Agent, simultaneously with delivery to the Trustee or the Rating Agencies, all reports, notices, certificates, statements and other documents required to be delivered to the Trustee or the Rating Agencies pursuant to the Agreement, the Servicing Agreement and the other Transaction Documents and furnish to the Funding Agent promptly after receipt thereof a copy of each material notice, material demand or other material communication (excluding routine communications) received by or on behalf of the Company or the Servicer with respect to the Transaction Documents; and

          (c) it shall provide notice to the Funding Agent of the appointment of a Successor Servicer pursuant to Section 6.2 of the Servicing Agreement.

          SECTION VIII.4. OBLIGATIONS UNAFFECTED. The obligations of the Company and the Servicer to the Funding Agent and the Purchasers under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

                                     ARTICLE IX

                                CONDITIONS PRECEDENT

          SECTION IX.1. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SUPPLEMENT. This Supplement shall become effective on the date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

          (a) DOCUMENTS. The Funding Agent shall have received an original copy for the Initial Purchaser and each APA Bank, each executed and delivered in form and substance satisfactory to it of (i) the Agreement, executed by a duly authorized officer of each of the Company, the Servicer and the Trustee, (ii) this Supplement, executed by a duly authorized officer of each of the Company, the Servicer, the Trustee, the Funding Agent, the Initial Purchaser and the APA Banks and (iii) the other Transaction Documents, each duly executed by the parties thereto.

          (b) CORPORATE DOCUMENTS; CORPORATE PROCEEDINGS OF THE COMPANY AND SERVICER. The Funding Agent shall have received, with a copy for the Initial Purchaser and each APA Bank, from the Company, each Seller and the Servicer, true and complete copies of:

                  (i) the certificate of incorporation, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                 (ii) a certificate of the Secretary of such Person, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Funding Agent, of the Board of Directors of such Person or committees thereof authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate of incorporation of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

           (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

          (c) GOOD STANDING CERTIFICATES. The Funding Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Company, the Servicer and each Seller, in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company, the Servicer or such Seller, as the case may be.

          (d) CONSENTS, LICENSES, APPROVALS, ETC. The Funding Agent shall have received, with a counterpart for the Initial Purchaser and each APA Bank, certificates dated the date hereof of a Responsible Officer of the Company, the Servicer and each Seller either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Company, the Servicer or such Seller, as the case may be, of this Supplement or the Receivables Sale Agreement, as the case may be, and the validity and enforceability of this Supplement and the Agreement against the Company and the Servicer and the Receivables Sale Agreement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

          (e) NO LITIGATION. The Funding Agent shall have received confirmation that there is no pending or, to their knowledge after due inquiry, threatened action or proceeding affecting Core-Mark or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to Core-Mark and its Subsidiaries taken as a whole.

          (f) LIEN SEARCHES. The Funding Agent shall have received a written search report listing all effective financing statements that name the applicable Seller or the Company as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to paragraph (h) below and in any other jurisdictions that the Funding Agent determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in paragraph (g) below shall cover any Receivables or Receivables Property), and tax and judgment lien searches showing no such liens that are not permitted by the Transaction Documents

          (g) UCC CERTIFICATE. The Funding Agent shall have received from each Seller and the Company a UCC Certificate, completed in a manner satisfactory to the Funding Agent, duly executed by a Responsible Officer of such Seller or the Company, as the case may be, and dated the Issuance Date.

          (h) FILINGS, REGISTRATIONS AND RECORDINGS. Any documents (including, without limitation, financing statements) required to be filed in order (i) to perfect the sale of the Receivables by each Seller to the Company pursuant to the Receivables Sale Agreement and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute, shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the Agreement or the Receivables Sale Agreement, as the case may be, and such filings are the only filings required in order to perfect the sale of the Receivables to the Company under the Receivables Sale Agreement or to the Trust, under the Agreement, as the case may be, in the jurisdictions listed therein. The Funding Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (i) LEGAL OPINIONS. The Funding Agent shall have received, with a counterpart for the Initial Purchaser and each APA Bank and the Trustee, opinions of counsel to the Company and the Servicer, dated the Issuance Date, as to corporate, tax, bankruptcy ("true sale" and "non-substantive consolidation"), perfection and priority of security and/or ownership interests and other matters in form and substance acceptable to the Funding Agent and their counsel.

          (j) FEES. The Funding Agent shall have received payment of all fees and other amounts due and payable to it, the Initial Purchaser or the APA Banks on or before the Effective Date, pursuant to the Fee Letter.

          (k) ESTABLISHMENT OF ACCOUNTS. The Funding Agent (x) shall have received evidence reasonably satisfactory to it that the Collection Account, the Lockbox Accounts, the Eligible Segregated Account and all other Trust Accounts shall have been established in accordance with the terms and provisions of the Pooling and Servicing Agreements, and (y) shall otherwise be satisfied with the arrangements for collection of the Receivables pursuant thereto.

          (l) POLICIES. The Funding Agent shall have received, with sufficient copies for the Initial Purchaser and each APA Bank, a copy of the Policies of each Seller, which shall be satisfactory in form and substance to the Funding Agent.

          (m) FINANCIAL STATEMENTS. The Funding Agent shall have received, with a counterpart for the Initial Purchaser, each APA Bank and the Trustee, on or prior to the Effective Date consolidated balance sheets, consolidated statements of income, consolidated and consolidating statements of shareholders' equity and consolidated statements of cash flows of Core-Mark and its consolidated Subsidiaries as of and for the Fiscal Years ended December 31, 1995, and December 31, 1996 and December 31, 1997, in each case audited by and accompanied by the opinion of KPMG Peat Marwick LLP, which shall be satisfactory in form and substance to the Funding Agent, the Initial Purchaser and the Trustee.

          (n) EXECUTION OF THE CREDIT AGREEMENT. The Credit Agreement shall have been executed prior to or on the date hereof.

          (o) INSURANCE. The Funding Agent shall have received, with a counterpart for each Purchaser and the Trustee, on or prior to the Effective Date a schedule listing all policies of product liability insurance maintained by each Seller and certification by a Responsible Officer of such Seller with respect thereto.

          (p) BACK-UP SERVICING ARRANGEMENTS. The Funding Agent shall have received evidence that each Seller maintains disaster recovery systems and back-up computer and other information management systems that, in the Funding Agent's reasonable judgment, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems.

          (q) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Servicer in the Agreement and this Supplement shall be true and correct in all material respects.

                                      ARTICLE X

                                 THE FUNDING AGENT

          SECTION X.1. APPOINTMENT. Each Purchaser hereby irrevocably designates and appoints the Funding Agent as the agent of such Purchaser under this Supplement and each such Purchaser irrevocably authorizes the Funding Agent, in such capacity, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to the Funding Agent by the terms of this Supplement, together with such other powers as are reasonably incidental thereto.

Notwithstanding any provision to the contrary elsewhere in this Supplement, the Funding Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise exist against the Funding Agent.

          SECTION X.2. DELEGATION OF DUTIES. The Funding Agent may execute any of its duties under this Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Company or the Servicer), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          SECTION X.3. EXCULPATORY PROVISIONS. Neither the Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Agreement or this Supplement (x) with the consent or at the request of the Majority Purchasers or (y) in the absence of its own gross negligence or willful misconduct or
(ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Supplement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Funding Agent under or in connection with, this Supplement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Supplement or any other Transaction Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Funding Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplement or any other Transaction Document, or to inspect the properties, books or records of the Company.

          SECTION X.4. RELIANCE BY FUNDING AGENT. The Funding Agent shall be entitled to rely, and shall be fully protected in relying, upon any Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Servicer), independent accountants and other experts selected by the Funding Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Funding Agent may deem and treat the payee of any Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Funding Agent. The Funding Agent shall be fully justified in failing or refusing to take any action under this Supplement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Supplement and the other Transaction Documents in accordance with a request of the Majority Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          SECTION X.5. NOTICE OF SERVICER DEFAULT OR EARLY AMORTIZATION EVENT OR POTENTIAL EARLY AMORTIZATION EVENT. The Funding Agent shall not be deemed to have knowledge or notice of the occurrence of any Servicer Default with respect to the Servicer or any Early Amortization Event or Potential Early Amortization Event hereunder unless the Funding Agent has received notice from a Purchaser, the Company or the Servicer referring to the Agreement or this Supplement, describing such Servicer Default or Early Amortization Event or Potential Early Amortization Event and stating that such notice is a "notice of a Servicer Default with respect to the Servicer" or a "notice of an Early Amortization Event or Potential Early Amortization Event", as the case may be. In the event that the Funding Agent receives such a notice, the Funding Agent shall give notice thereof to the Purchasers, the Trustee, the Company and the Servicer. The Funding Agent shall take such action with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as shall be reasonably directed by the Majority Purchasers, PROVIDED that unless and until the Funding Agent shall have received such directions, the Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Servicer Default or Early Amortization Event or Potential Early Amortization Event as it shall deem advisable in the best interests of the Purchasers.

          SECTION X.6. NON-RELIANCE ON THE FUNDING AGENT AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that neither the Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Funding Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Funding Agent to any Purchaser. Each Purchaser represents to the Funding Agent that it has, independently and without reliance upon the Funding Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Supplement. Each Purchaser also represents that it will, independently and without reliance upon the Funding Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Supplement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Funding Agent hereunder, the Funding Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Funding Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION X.7. INDEMNIFICATION. The Purchasers agree to indemnify the Funding Agent in its capacity as such (to the extent not reimbursed by the Company and the Servicer and without limiting the obligation of the Company and the Servicer to do so), ratably according to their respective Series 1998-2 Purchaser Invested Amounts in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Funding Agent in any way relating to or arising out of the Commitments, this Supplement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Funding Agent under or in connection with any of the foregoing; PROVIDED that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Funding Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

          SECTION X.8. THE FUNDING AGENT IN ITS INDIVIDUAL CAPACITY. The Funding Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Servicer or any of their Affiliates as though the Funding Agent were not the Funding Agent hereunder. With respect to any VFC Certificate held by the Funding Agent, the Funding Agent shall have the same rights and powers under this Supplement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not the Funding Agent, and the terms "APA Bank" and "Purchaser" shall include the Funding Agent in its individual capacity.

          SECTION X.9. SUCCESSOR FUNDING AGENT. The Funding Agent may resign as Funding Agent upon 10 days' notice to the Purchaser and the Company, such resignation not to be effective until a successor funding agent is appointed. If the Funding Agent shall resign as Funding Agent under this Supplement, then the Majority Purchasers shall appoint from among the Purchasers a successor administrative agent for the Purchasers, which successor administrative agent shall be approved by the Company and the Servicer (which approval shall not be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Funding Agent, and the term "Funding Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Funding Agent's rights, powers and duties as Funding Agent shall be terminated, without any other or further act or deed on the part of such former Funding Agent or any of the parties to this Supplement. After any retiring Funding Agent's resignation as Funding Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Supplement.

                                     ARTICLE XI

                                   MISCELLANEOUS

          SECTION XI.1. RATIFICATION OF AGREEMENT. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

          SECTION XI.2. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION XI.3. FURTHER ASSURANCES. Each of the Company, the Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Funding Agent or the Majority Purchasers more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company and the Servicer, the execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Receivables and the other Trust Assets for filing or registration under the provisions of the UCC or similar legislation of any applicable jurisdiction.

          SECTION XI.4. PAYMENTS. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Purchasers, at the office of the Funding Agent set forth in Section 11.9. Except in the circumstances described in subsection 2.6(c), then on each Distribution Date, the Funding Agent shall remit in like funds to each Purchaser its applicable PRO RATA share (based on each such Purchaser's Series 1998-2 Purchaser Invested Amount) of each such payment received by the Funding Agent for the account of the Purchasers.

          SECTION XI.5. COSTS AND EXPENSES. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Funding Agent (including, without limitation, reasonable fees and disbursements of one counsel to the Funding Agent) in connection with (i) the preparation, execution and delivery of this Supplement, the Agreement and the other Transaction Documents and amendments or waivers of any such documents and

(ii) the enforcement by the Funding Agent of the obligations and liabilities of the Company and the Servicer under the Agreement, this Supplement, the other Transaction Documents or any related document; PROVIDED that any payments made by the Company pursuant to this subsection shall be made solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts (other than amounts payable to the Company) pursuant to any Pooling and Servicing Agreements, shall be non-recourse other than with respect to funds in excess of the funds needed to make such payment, and shall not constitute a claim against the Company to the extent that insufficient proceeds exist to make such payment.

          SECTION XI.6. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, the Funding Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          SECTION XI.7.  AMENDMENTS. (a)  Subject to subsection (c) of this
Section 11.7, this Supplement may be amended in writing from time to time by the Servicer, the Company and the Trustee, with the consent of the Funding Agent but without the consent of any holder of any outstanding VFC Certificate, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions to or change in any manner or eliminate any of the provisions with respect to matters or questions raised under this Supplement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Officer's Certificate or, to the extent in the reasonable view of the Company, a question of law exists, an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the VFC Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

          (b) Subject to subsection (c) of this Section 11.7, this Supplement may also be amended in writing from time to time by the Servicer, the Company and the Trustee with the consent of the Majority Purchasers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplement or of modifying in any manner the rights of the VFC Certificateholders (including, without limitation, the acceleration of the payment of sums payable to or for the account of the Purchasers under any provision of this Supplement); PROVIDED, HOWEVER, that no such amendment shall, unless signed or consented to in writing by all Purchasers, (i) extend the time for payment, or reduce the amount, of any sum payable to or for the account of any Purchaser under any provision of this Supplement or extend the Series 1998-2 Termination Date, (ii) subject any Purchaser to any additional obligation (including, without limitation, any change in the determination of any amount payable by any Purchaser) or (iii) change the Aggregate Commitment Amount, the amount of any interest or fees or the percentage of Purchasers which shall be required for any action under this subsection or any other provision of this Supplement.

          (c) Any amendment hereof can be effected without the Funding Agent's being party thereto; PROVIDED, HOWEVER, that no such amendment, modification or waiver of this Supplement that affects rights or duties of the Funding Agent shall be effective unless the Funding Agent shall have given its prior written consent thereto.

          (d) No amendment hereof shall be effective until the Rating Agency Condition has been satisfied (unless Series 1998-2 has not been rated, in which case this subsection 11.7(d) shall not apply).

          SECTION XI.8. SEVERABILITY. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

          SECTION XI.9. NOTICES. All notices, requests and demands to or upon any party hereto to be effective shall be given (i) in the case of the Company, the Servicer and the Trustee, in the manner set forth in Section
10.5 of the Agreement and (ii) in the case of the Funding Agent, the Initial Purchaser, each APA Bank and the Rating Agencies (if the Series 1998-2 has been rated), in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, (A) in the case of each APA Bank, at its address set forth on Schedule 1 hereto, (B) addressed as follows in the case of the Funding Agent and (C) addressed to the Rating Agencies (if the Series 1998-2 has been rated) as notified by such Rating Agencies; or to such other address as may be hereafter notified by the respective parties hereto:


     Funding Agent:      The Chase Manhattan Bank
                         450 West 33rd Street
                         New York, New York  10001
                         Attention:  Andrew Taylor
                         Fax: 212-946-7776

     S&P:                Standard & Poor's Ratings Service
                         25 Broadway
                         New York, New York  10004
                         Attention:  Asset-Backed Surveillance Group
                         Fax: 212-412-0225

     Moody's:            Moody's Investors Service
                         99 Church Street
                         New York, New York  10007
                         Attention:  Sam Pilcer
                         Fax: 212-553-3850

     Initial Purchaser:  Park Avenue Receivables Corporation
                         25 West 43rd Street, Suite 704
                         New York, New York  10036
                         Attention:  Andy Stidd
                         Fax:  212-302-8767


          SECTION XI.10. SUCCESSORS AND ASSIGNS. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of all of the Purchasers, the Initial Purchaser may not assign or transfer any of its rights under this Supplement except as set forth in
Section 2.6 and each APA Bank may not assign or transfer any of its rights under this Supplement except as set forth in Section 11.11.

          SECTION XI.11. PARTICIPATIONS; ASSIGNMENTS. (a) Any APA Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("PARTICIPANTS") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such APA Bank and the Participant; PROVIDED, HOWEVER, that (i) in the event of any such sale by an APA Bank to a Participant, (A) such APA Bank's obligations under this Supplement shall remain unchanged, (B) such APA Bank shall remain solely responsible for the performance thereof and (C) the Company shall continue to deal solely and directly with such APA Bank in connection with its rights and obligations under the Pooling and Servicing Agreements, (ii) no APA Bank shall sell any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, any Pooling and Servicing Agreement, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all APA Banks hereunder,
(iii) no sale by an APA Bank to a Participant shall be given effect if such sale is not otherwise permitted under subsection 5.3(e) of the Agreement, and
(iv) each Participant shall, prior to becoming a Participant, execute and deliver to the Funding Agent an

Assignment/Participation Certification. The Company agrees that each APA Bank is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement. A Participant shall have the right to receive Article VII Costs but only to the extent that the related selling APA Bank would have had such right absent the sale of the related participation.

          (b) Any APA Bank may, upon the satisfaction of all applicable requirements under Section 5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell all or any part of its rights and obligations under this Supplement and the VFC Certificate to (i) its Affiliates and to any other APA Bank and, (ii) upon prior written notice to the Funding Agent and the Rating Agency, one or more banks or other entities (an "ACQUIRING APA BANK"), in each case pursuant to a commitment transfer supplement, substantially in the form of Exhibit C (the "COMMITMENT TRANSFER SUPPLEMENT"), executed by such Acquiring APA Bank, such assigning APA Bank and the Funding Agent (and, in the case of an Acquiring APA Bank that is not then an existing APA Bank or an Affiliate thereof, by the Company and the Servicer), and delivered to the Funding Agent for its acceptance and recording in the Register. Notwithstanding the foregoing, no APA Bank shall so sell its rights or obligations hereunder (other than to its Affiliate or any other APA Bank) without the prior written consent of the Company, which consent shall not be unreasonably withheld, and no APA Bank shall sell its rights hereunder (w) if such sale is not otherwise permitted under subsection 5.3(e) of the Agreement, (x) if such sale is for any amount less than $5,000,000 (y) if such Acquiring APA Bank is not an Eligible Assignee and (z) unless, prior to such sale, the purchaser of such rights shall have executed and delivered to the Funding Agent and the Transfer Agent and Registrar an Assignment/Participation Certification. Upon such execution, delivery, acceptance and recording, (A) the Company shall sign, on behalf of the Trust, and shall direct the Trustee in writing to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate, a new VFC Certificate in the name and the denomination determined pursuant to the related Commitment Transfer Supplement and set forth in such written direction and shall deliver such VFC Certificate to the Acquiring APA Bank in accordance with such written direction, and (B) from and after the Transfer Issuance Date determined pursuant to such Commitment Transfer Supplement, (I) the Acquiring APA Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of an APA Bank hereunder with a Commitment as set forth therein and (II) the transferor APA Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Supplement (including the Schedules attached hereto) to the extent, and only to the extent, necessary to reflect the addition of such Acquiring APA Bank as a "APA Bank" and the resulting adjustment of Commitment Percentages arising from the purchase by such Acquiring APA Bank of all or a portion of the rights and obligations of such transferor APA Bank under this Supplement and the VFC Certificates.

          (c) The Funding Agent shall maintain at its address referred to in
Section 11.9 a copy of each Commitment Transfer Supplement delivered to it.

          (d) Upon its receipt of a Commitment Transfer Supplement executed by a transferor APA Bank and an Acquiring APA Bank (and, in the case of a Transferee that is not then an existing APA Bank or an Affiliate thereof, by the Company and the Servicer) and a processing fee of $3,500, the Funding Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Issuance Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Initial Purchaser, the APA Banks, the Servicer and the Company.

          (e) The Company and the Servicer each authorizes each APA Bank to disclose to any Participant or Acquiring APA Bank (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such APA Bank's possession concerning the Company, the Servicer or the Receivables which has been delivered to such APA Bank by the Company or the Servicer pursuant to this Supplement or which has been delivered to such APA Bank by or on behalf of the Company in connection with such APA Bank's credit evaluation of the Company, the Servicer, the Trust and the Trust Assets prior to becoming a party to this Supplement; PROVIDED, HOWEVER, if any such information is subject to a confidentiality agreement between such APA Bank and the Company or the Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement.

          (f) Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any APA Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Trust Assets to be regarded as plan assets pursuant to 29 C.F.R. Section 2510.3-101.

          SECTION XI.12. ADJUSTMENTS; SET-OFF. (a) If any Purchaser (a "BENEFITTED PURCHASER") shall at any time receive in respect of its Series 1998-2 Invested Amount any distribution of principal, interest, Commitment Fees or other fees, or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such distribution received by any other Purchaser, if any, in respect of such other Purchaser's Series 1998-2 Invested Amount, or interest thereon, such Benefitted Purchaser shall purchase for cash from the other Purchasers such portion of each such other Purchaser's interest in the VFC Certificates, or shall provide such other Purchasers with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral or proceeds ratably with each of the Purchasers; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Purchaser so purchasing a portion of the VFC Certificateholders' Interest may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the VFC Certificates to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of the Company. Each Purchaser agrees promptly to notify the Company and the Funding Agent after any such set-off and application made by such Purchaser; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION XI.13. COUNTERPARTS. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          SECTION XI.14. NO BANKRUPTCY PETITION. (a) The Funding Agent and each Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the Series 1998-2 Amortization Period and (ii) the last day of the amortization period of any other Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

          (b) The Company, the Servicer, the Trustee, the Funding Agent and each APA Bank hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, it will not institute against, or join any other Person in instituting against, the Initial Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

          SECTION XI.15.  LIMITATION ON ADDITION AND TERMINATION OF SELLERS.
(a) Notwithstanding anything to the contrary contained in the Receivables Sale Agreement, no Seller or Seller Division shall be added thereunder unless (subject to the proviso contained in clause (iv) below) each of the following conditions shall have been satisfied:

          (i) (x) in the case of a proposed addition of a Seller, each of the conditions set forth in Section 3.02 of the Receivables Sale Agreement, and
     (y) in the case of a proposed addition of a Seller Division, the conditions set forth in subsections 3.02(a)(ii), (e), (f), (g), (h), (j) and (k) (in each case, applied to the applicable New Division as if it were a proposed additional Seller) of the Receivables Sale Agreement, shall have been satisfied.

          (ii) The Company shall have received copies of the Policies of such additional Seller (or such Seller Division, as the case may be, if different from the Policies of the Seller of which it is a New Division), which Policies shall be in form and substance satisfactory to the Company.

          (iii) The Company shall have received confirmation (A) that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such additional Seller (or such Seller Division, as the case may be) before any Governmental Authority (I) that could reasonably be expected to have a Material Adverse Effect or (II) that purports to affect the legality, validity or enforceability of this Supplement, the Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby.

          (iv) The Company and the Trustee shall have received evidence that the Rating Agency Condition shall have been satisfied with respect to the addition of such Seller (or addition of such Seller Division, as the case may be); PROVIDED that such satisfaction of the Rating Agency Condition (and such receipt of evidence thereof) shall not be required with respect to the addition of up to two Subsidiaries of Core-Mark (and/or New Divisions) as Sellers (or Seller Divisions) during any calendar year, each of which Subsidiaries (or New Divisions) meets the following criteria: (x) such Subsidiary (or New Division) is in the same line of business as the existing Sellers as of the related Seller Addition Date (as defined in the Receivables Sale Agreement) and (y) as of such date, immediately prior to giving effect to such addition (the "MEASUREMENT DATE"), the ratio (expressed as a percentage) of (A) the aggregate Principal Amount of what would constitute all Eligible Receivables of such Subsidiary (or New Division) at the end of the Business Day immediately preceding the Measurement Date if it were a Seller (or Seller Division) MINUS the amount which would constitute the Overconcentration Amount applicable to such Receivables on the Measurement Date if such Subsidiary (or New Division) were a Seller (or Seller Division) to (B) the sum of the Aggregate Receivables Amount as of the end of such day plus the amount described pursuant to clause (A) is less than 10 percent.

          (v) The Trustee shall have received Opinions of Counsel of outside counsel addressed to the Trustee covering matters with respect to such Seller as were covered in the opinions delivered on the Issuance Date with respect to the original Sellers, including "true-sale" and non-substantive consolidation opinions.

          (vi) The Company and the Trustee shall have received a certificate prepared by a Responsible Officer of the Servicer certifying that after giving effect to the addition of such Seller (or such Seller Division, as the case may be), the Aggregate Target Receivables Amount shall equal the Aggregate Allocated Receivables Amount on the related Seller Addition Date.

          (b) Notwithstanding anything to the contrary contained in the Receivables Sale Agreement, the Company shall not consent to any request made pursuant to Section 9.13 thereof, nor shall any Seller which is the subject of such request be terminated under the Receivables Sale Agreement, in each case unless (i) no Early Amortization Event, Potential Early Amortization Event or Potential Purchase Termination Event (as defined in the Receivables Sale Agreement) (other than with respect to the Seller to be so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (ii) the Trustee shall have received prior notice of such termination (which notice shall be accompanied by a PRO FORMA Daily Report confirming that the Aggregate Target Receivables Amount equals or exceeds the Aggregate Allocated Receivables Amount, each calculated after giving effect to such termination and excluding all Receivables originated by the Seller to be terminated).

          (c) Upon the termination of a Seller pursuant to Section 9.13 of the Receivables Sale Agreement and the foregoing paragraph (b), all calculations for purposes of Series 1998-2 (including, without limitation, for purposes of the PRO FORMA calculations pursuant to paragraph (b) above) shall exclude in each case the Receivables originated by such terminated Seller.]

                                    ARTICLE XII

                                FINAL DISTRIBUTIONS

          SECTION XII.1. CERTAIN DISTRIBUTIONS. (a) Not later than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds from the disposition of the Receivables pursuant to subsection 7.2(b) of the Agreement are deposited into the Series 1998-2 Non-Principal Collection Sub-subaccount and the Series 1998-2 Principal Collection Sub-subaccount, the Trustee shall distribute such amounts pursuant to Article III of this Supplement.

          (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC Certificates.

          IN WITNESS WHEREOF, the Company, the Servicer, the Trustee, the Funding Agent and the Initial Purchasers have caused this Series 1998-2 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                  CM CAPITAL CORPORATION


                                  By: /s/ ROBERT A. ALLEN
                                     -------------------------------------
                                     Name: Robert A. Allen
                                     Title: President & CEO


                                  CORE-MARK INTERNATIONAL, INC., in its
                                  individual capacity and as Servicer


                                  By: /s/ LEO F. KORMAN
                                     -------------------------------------
                                     Name: Leo F. Korman
                                     Title: Senior Vice President & CFO


                                  THE CHASE MANHATTAN BANK,
                                  as Funding Agent


                                  By: /s/ BRADLEY S. SCHWARTZ
                                     -------------------------------------
                                     Name: Bradley S. Schwartz
                                     Title: Vice President


                                  THE CHASE MANHATTAN BANK, not in its
                                  individual capacity but solely as Trustee


                                  By: /s/ KIMBERLY K. COSTA
                                     -------------------------------------
                                     Name: Kimberly K. Costa
                                     Title: Second Vice President


                                  PARK AVENUE RECEIVABLES CORPORATION,
                                    as the Initial Purchaser


                                  By: /s/ ANDREW L. STIDD
                                     -------------------------------------
                                     Name: Andrew L. Stidd
                                     Title: President

                                  THE CHASE MANHATTAN BANK, as an APA Bank


                                  By: /s/ BRADLEY S. SCHWARTZ
                                     -------------------------------------
                                     Name: Bradley S. Schwartz
                                     Title: Vice President